Exhibit 10.19

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

HARTZ ENTERPRISE LLC

Landlord,

and

THEREALREAL, INC.

Tenant

LEASE

Premises

60 ENTERPRISE AVENUE

SECAUCUS, NEW JERSEY

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TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A - Description of Land

Exhibit B - Floor Plan

Exhibit C - Landlord’s Workletter

Exhibit D - Rules and Regulations

Exhibit E - Letter of Credit

Exhibit F - Tenant’s Work

Exhibit G - Form of Subordination, Attornment and Non-Disturbance Agreement

SCHEDULES

Schedule 1- Fixed Rent

Schedule 2 - Operating Expense Exclusions

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LEASE, dated June 5, 2018, between HARTZ ENTERPRISE LLC, a Delaware limited liability company, having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (“Landlord”), and THE REALREAL, INC., a Delaware corporation, having an office at 55 Francisco Street, Suite 600, San Francisco, CA 94124 (“Tenant”).

ARTICLE 1 - DEFINITIONS

1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

A. Advance Rent: $[***].

B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

C. Architect: Studio 1200 LLC.

D. Broker: Newmark Knight Frank.

E. Building: The building or buildings located on the Land and known as 60 Enterprise Avenue, Secaucus, NJ.

F. Building Fraction: The fraction, the numerator of which is the Floor Space of the Building ([***] square feet) and the denominator of which is the aggregate Floor Space of the buildings in the Development. If the aggregate Floor Space of the buildings in the Development shall be changed due to any construction or alteration, the denominator of the Building Fraction shall be increased or decreased to reflect such change.

G. Business Days: All days except Saturdays, Sundays, days observed by the federal or state government as legal holidays.

H. Business Hours: Generally customary daytime business hours, but not before 9:00 A.M. or after 6:00 P.M.

I. Calendar Year: Any twelve-month period commencing on a January L

J. Commencement Date: The earlier of (a) the date on which both: (i) the Demised Premises shall be Ready for Occupancy, and (ii) actual possession of the Demised Premises shall have been delivered to Tenant provided that Landlord delivers written notice to Tenant seven (7) days prior to the date the Landlord intends to deliver actual possession of the Demised Premises to the Tenant, or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises or any part thereof for any purpose other than the performance of Tenant’s Work, including without limitation early access to the Demised Premises pursuant to Section 5.02 hereof.

K. Common Areas: All areas, spaces and improvements in the Building and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, sidewalks, landscaped and planted areas, community rooms, if any, the managing agent’s office, if any, and public rest rooms, if any.

L. Demised Premises: The space that is outlined in red on the floor plan attached hereto as Exhibit B. The Demised Premises contains [***] square feet of Floor Space.

M. Development: All land and improvements now existing or hereafter constructed, located south of Route 3, east of the Hackensack River, west of County Avenue and north of Castle Road, that are owned or managed from time to time by Landlord or any entity controlling Landlord, controlled by Landlord or under common control with Landlord (any such entity, a “Landlord Affiliate”). As used herein, the term “control” means (i) the ownership of a majority of the issued and outstanding beneficial ownership interests (stock, partnership or limited liability membership interests) in the controlled entity and (ii) the power to control the day to day business operations of the controlled entity as well as all transactions of the controlled entity that are outside the normal course of the controlled entity’s business.

N. Development Common Areas: The roads and bridges that from time to time service and provide access to the Development for the common use of the tenants, invitees, occupants of the Development, that are maintained by Landlord or any Landlord Affiliate.

O. Expiration Date: June 30, 2029. However, if the Term is extended by Tenant’s effective exercise of Tenant’s right, if any, to extend the Term, the “Expiration Date” shall be changed to the last day of the latest extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the “Expiration Date.”

P. Fixed Rent: An amount at the following annual rates multiplied by the Floor Space of the Demised Premises: [***] from the Commencement Date until June 30, 2020, [***] from July 1, 2020 until June 30, 2021, [***] from July 1, 2021 until June 30, 2022, [***] from July 1, 2022 until June 30, 2023, [***] from July 1, 2023 until the June 30, 2024, [***] from July 1, 2024 until June 30, 2025, [***] from July 1, 2025 until June 30, 2026, [***] from July 1, 2026 until June 30, 2027, [***] from July 1, 2027 until June 30, 2028, and [***] from July 1, 2028 until the Expiration Date. It is intended that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever, with respect to the Demised Premises, the Building, the Land and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein, except as may otherwise expressly be provided in this Lease. A schedule setting forth the annual amount of the Fixed Rent and the monthly installments is set forth as Schedule 1 to this Lease.

Q. Floor Space: As to the Building, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls. Any reference to Floor Space of a building shall mean the floor area of all leasable levels or stories of such building, excluding any roof, except such portion thereof (other than cooling towers, elevator penthouses, mechanical rooms, chimneys and staircases, entrances and exits) as is permanently enclosed, and including any interior basement level or mezzanine area not occupied or used by a tenant on a continuing or repetitive basis, and any mechanical room, enclosed or interior truck dock, and areas used by Landlord for storage, for housing meters and/or other equipment or for other purposes. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

R. Guarantor: None.

S. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

T. Land: The land described on Exhibit A, upon which the Building is located.

U. Landlord’s Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C.

V. Legal Requirements: Laws and ordinances of all federal, state, county, and municipal governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

W. Mortgage: A mortgage and/or a deed of trust.

X. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

Y. Operating Expenses: The sum of the following: (1) the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, security, insurance and operation of the Building and Land, and (2) the Building Fraction of the sum of (a) the actual, reasonable, out-of-pocket cost and expense for the repair, replacement, maintenance, policing, insurance and operation of the Development Common Areas; (b) the Real Estate Taxes, if any, attributable to the Development Common Areas. The “Operating Expenses” shall, include, without limitation, the following: (i) the cost for rent, casualty, liability, boiler and fidelity insurance, (ii) if an independent managing agent is employed by Landlord, the fees payable to such agent (provided the same are competitive with the fees payable to independent managing agents of comparable facilities), (iii) costs and expenses incurred for legal, accounting and other professional services (including, but not limited to, costs and expenses for in-house or staff legal counsel or outside counsel) at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services, plus (iv) if Landlord (or its affiliate) is itself managing the Building and has not employed an independent third party for such management, an amount equal to [***] percent of the resulting total of all of the foregoing items making up Operating Expenses. (For clarification, no such administration fee will be charged on the Roof Supplement, as defined in Section R9.) All items included in Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied. In no event shall the Operating Expenses include any of the costs and expenses set forth on Schedule 2 annexed hereto and made a part hereof. Notwithstanding anything herein contained to the contrary, to the extent the Operating Expenses include an expenditure for a capital improvement, as defined under generally accepted accounting principles, Tenant shall only be responsible for that portion of the cost of said capital improvement as is determined by amortizing said cost over the useful life of the capital improvement; and an annual amount equal to the amortized cost of the capital improvement plus an interest component equal to the Prime Rate of JPMorgan Chase Bank plus four percent per annum shall be then added to the Operating Expenses and paid by Tenant over the then remaining Term (or extension thereof) of the Lease.

Z. Permitted Uses: Warehousing and distribution of non-hazardous materials, preparation of inventory for distribution, photography in connection with inventory preparation and sales promotion, light assembly and ancillary offices.

AA. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

BB. Ready for Occupancy: The condition of the Demised Premises when for the first time the Landlord’s Work shall have been substantially completed and a temporary or permanent Certificate of Occupancy or a continued Certificate of Occupancy shall have been issued permitting the use of the Demised Premises for the Permitted Uses. The Landlord’s Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant’s use of the Demised Premises.

CC. Real Estate Taxes: The real estate taxes, assessments, special assessments, sewer rents, water charges, and all other similar charges and impositions imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any actual, reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof. In no event shall the Real Estate Taxes include any impact fee rising due to any Landlord’s Work, or any death taxes, excess profit taxes, franchise taxes or any taxes imposed or measured on or by the net income or revenue of Landlord or any of Landlord’s Affiliates from the operation of the Demised Premises and/or the Development Common Areas.

DD. Rent: The Fixed Rent and the Additional Charges.

EE. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time upon not less than thirty (30) days prior written notice to Tenant. The Rules and Regulations now in effect are attached hereto as Exhibit D.

FF. Security Deposit: Such amount as Tenant has deposited or hereinafter deposits with Landlord as security under this Lease. Tenant is required to deposit the sum of $[***] with Landlord as security hereunder as of the date hereof.

GG. Successor Landlord: As defined in Section 9.03.

HH. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

II. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

JJ. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

KK. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

LL. Tenant’s Fraction: The Tenant’s Fraction shall mean the fraction, the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building (52.5%). If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant’s Fraction shall be changed to the fraction, the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building. In the event Landlord determines that Tenant’s utilization of any item of Operating Expenses exceeds the fraction referred to above, Tenant’s Fraction with respect to such item shall, at Landlord’s option, mean the percentage of any such item (but not less than the fraction referred to above) which Landlord reasonably estimates as Tenant’s proportionate share thereof. Landlord shall deliver notice of the change in the fraction referred to above promptly upon becoming aware of the appropriateness of such change.

MM. Tenant’s Property: As defined in Section 16.02.

NN. Tenant’s Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord’s Work) to equip, decorate and furnish the Demised Premises for Tenant’s occupancy, including but not limited to those outlined in Exhibit F attached hereto and made a part hereof.

OO. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

PP. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

ARTICLE 2 - DEMISE AND TERM

2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. This Lease is subject to (a) any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way, of record, and other matters of record, provided that no such encumbrances, conditions, rights, covenants, easements, restrictions and rights of way, of record shall adversely impact ingress to or egress from the Building or the Demised Premises in any material manner or otherwise adversely impact the use and enjoyment of the Demised Premises by Tenant in any material manner, and is subject to applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by an inspection or survey, and (b) easements now or hereafter created by Landlord in, under, over, across and upon the Land for access, sewer, water, electric, gas and other utility lines and services now or hereafter installed, provided that no such easement shall adversely impact ingress to or egress from the Building or the Demised Premises in any material manner or otherwise adversely impact the use and enjoyment of the Demised Premises by Tenant in any material manner. Promptly following the Commencement Date, the parties hereto shall enter into an agreement in form and substance reasonably satisfactory to Landlord and Tenant setting forth the Commencement Date; provided, however, that the failure to enter into such agreement shall not affect the Commencement Date or any of the party’s’ rights or obligations pursuant to this Lease.

ARTICLE 3 - RENT

3.01. Commencing on the Commencement Date, Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease). If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord’s agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

3.05. In the event that any installment of Rent due hereunder shall be overdue, a “Late Charge” equal to [***] or the maximum rate permitted by law, whichever is less for Rent so overdue may be charged by Landlord for each month or part thereof that the same remains overdue (“Late Payment Rate”). In the event that any check tendered by Tenant to Landlord is returned for insufficient funds, Tenant shall pay to Landlord, in addition to the charge imposed by the preceding sentence, a fee of $[***]. Any such Late Charges if not previously paid shall, at the option of the Landlord, be added to and become part of the next succeeding Rent payment to be made hereunder. Notwithstanding the foregoing and without waiving any other rights of Landlord in this Agreement, the Late Charge shall be waived for the first time in each calendar year that the Tenant fails to make a payment of Rent on a timely basis, provided such late payment is received by Landlord within seven (7) days of the date that such payment of Rent is due and owing and provided further that Tenant is in compliance with all other terms of the Lease.

3.06. It is intended that, except as otherwise expressly provided in this Lease to the contrary, the Fixed Rent shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever, with respect to the Demised Premises, the Building, the Land and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein.

ARTICLE 4 - USE OF DEMISED PREMISES

4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

4.02. Subject to Landlord’s obligation to perform Landlord’s Work and deliver to Tenant a Certificate of Continued Occupancy, and except as otherwise expressly provided in this Lease with respect to Landlord’s obligations, if any, to perform alterations and improvements required by Legal Requirements or otherwise, any governmental license or permit, including a certificate of occupancy or certificate of continued occupancy (a “Certificate of Occupancy”), shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection; provided however, that so long as no actions by or under the direction of Tenant prevent Landlord from obtaining same, Landlord shall, at its sole cost and expense and without including these costs and expenses in Operating Expenses, pursue and obtain a permanent Certificate of Occupancy and perform all work required in order to obtain the permanent Certificate of Occupancy. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone under Tenant’s control to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs the character, reputation or appearance of the Building; (e) impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems, or (f) materially inconveniences other tenants or occupants of the Building.

4.03. Tenant shall not conduct any warehouse sale at the Demised Premises without Landlord’s prior written consent. Provided Tenant is not in default of its monetary or any other material non-monetary obligations under this Lease beyond applicable notice and cure periods, Landlord agrees not to unreasonably withhold its consent to not more than three (3) warehouse sales in any consecutive twelve (12) month period. Tenant shall pay to Landlord as an Additional Charge, an amount equal to [***] of Gross Receipts (as hereinafter defined) from any warehouse sale conducted at the Demised Premises, payable within fifteen (15) days after the warehouse sale. Tenant shall comply, at Tenant’s sole cost and expense with all Legal Requirements with respect to any warehouse sale. Any warehouse sale conducted by Tenant shall be not more than four (4) consecutive days in duration. As used herein Gross Receipts shall mean the dollar aggregate of: (a) the actual sales price of all goods and merchandise sold, leased or licensed and the charges for all services performed by Tenant or otherwise in connection with all business conducted at such warehouse sale, whether made for cash, by check, credit or otherwise, without reserve or deduction for inability or failure to collect the same, including, without limitation, sales and services (i) where the orders therefor originate at or are accepted at or from the Demised Premises, whether delivery or performance thereof is made at or from the Demised Premises or any other place, it being understood that all sales made and orders received at or from the Demised Premises shall be deemed to have been made and completed therein even though the orders are fulfilled elsewhere or the payments of account are transferred to some other office for collection, and (ii) where the orders therefor result from solicitation off the Demised Premises but which are conducted by personnel operating from or reporting to or under the control or supervision of any person at the Demised Premises, and (b) all monies or other things of value received by Tenant from its operations at the Demised Premises (which are not excluded from Gross Receipts by the next succeeding sentence) including all finance charges, cost of gift or merchandise certificates and all deposits not refunded to customers. Gross Receipts shall not include (x) the exchange of merchandise between stores of Tenant where such exchange is made solely for the convenient operation of Tenant’s business and neither for the purpose of depriving Landlord of the benefits of a sale which would otherwise be made at or from the Demised Premises nor for the purpose of consummating a sale which has been theretofore made at or from the Demised Premises, or (y) the amount of any city, county, state or federal sales tax, luxury tax or excise tax on sales if the tax is added to the selling price and separately stated and actually paid to the taxing authority by Tenant; provided, however, no franchise or capital stock tax and no income or similar tax based upon income, profits or Gross Receipts shall be deducted from Gross Receipts in any event whatsoever. Cash or credit refunds made upon transactions included within the Gross Receipts, but not exceeding the selling price of merchandise returned by the purchaser and accepted by Tenant, shall be deducted from the Gross Receipts for the period when such refunds are made. Each charge or sale upon installment or credit or layaway, so called, shall be treated as a sale for the full price irrespective of the time when Tenant shall receive payment from its customer. For purposes of this paragraph (i) the word “Tenant” shall include any of Tenant’s subtenants, concessionaires and licensees and (ii) sales by Tenant made in its ordinary course of business which merely occur at the same time as the so-called warehouse sale shall not be included in Gross Receipts.

ARTICLE 5 - PREPARATION OF DEMISED PREMISES

5.01. (a) The Demised Premises shall be completed and prepared for Tenant’s occupancy by Landlord at Landlord’s sole cost and expense in the manner described in, and subject to the provisions of Exhibit C. Except as expressly provided to the contrary in this Lease and subject to the provisions of Section 5.02 hereof, the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken. Except as expressly provided to the contrary in this Lease, Tenant is leasing the Demised Premises “as is” on the date hereof, subject to reasonable wear and tear.

5.01. (b)(i) Except for Landlord’s Work or as otherwise provided in this Lease to the contrary, (a) Landlord shall deliver the Demised Premises to Tenant in “as is” condition, and (b) Tenant shall be responsible for all construction and work to prepare the Demised Premises for Tenant’s occupancy at Tenant’s cost and expense. Such construction shall be in accordance with Section 36.09 of this Lease. Prior to performing any work in the Demised Premises, Tenant shall, within seven (7) Business Days of the date thereof submit to Landlord for approval final plans and specifications for all construction work in the Demised Premises including, but not limited to layout, mechanical, electrical and plumbing plans and finish schedules (“Plans and Specifications”). Landlord shall not unreasonably withhold its approval for construction work which is non-structural in nature and does not involve or affect the mechanical systems of the Demised Premises. Tenant shall employ licensed architect(s) and/or engineer(s) for the preparation of the Plans and Specifications. Landlord shall notify Tenant of Landlord’s approval or disapproval of such Plans and Specifications within ten (10) Business Days of Landlord’s receipt thereof. If Landlord disapproves, Landlord shall specify the reasons for disapproval with reasonable specificity and Tenant shall resubmit revised Plans and Specifications that correct such items. The foregoing procedure shall be repeated, if requested by Tenant up to three (3) times, until Landlord approves the Plans and Specifications. If Landlord shall fail to provide notice of its approval or disapproval of any Plans and Specifications or resubmitted Plans and Specifications within the required period, Landlord shall be deemed to have approved the Plans and Specifications if Tenant notifies Landlord of this deemed approval provisions in each such request for approval.

(ii) Tenant shall obtain and provide all design and architectural services necessary to perform Tenant’s Work and shall be responsible for complying with all building codes and Legal Requirements in connection with Tenant’s Work, prior to commencing any work in the Demised Premises. Tenant shall obtain a new permanent certificate of occupancy or continued certificate of occupancy as applicable and as may be required in connection with Tenant’s Work. The construction of the Demised Premises shall be performed in a first class workmanlike manner. At all times when Tenant’s Work is in progress and prior to the Commencement Date, Tenant shall maintain or cause to be maintained the insurance coverage required under Section 13.02. Without limiting Tenant’s obligation to comply with all applicable Legal Requirements, Landlord hereby conceptually approves the Tenant’s Work listed on Exhibit F attached hereto subject to its receipt and approval, not to be unreasonably withheld or delayed, of plans and specifications detailing same (except for item numbers 3 and 9 on Exhibit F attached hereto which are approved without the need to submit plans and specifications to Landlord). At the time of Landlord’s review of such plans, Landlord will advise Tenant in writing of those matters requiring restoration upon the expiration of the Term or any earlier termination of this Lease. Nothing herein shall prohibit the Tenant from removing, at its sole cost and expense, any items of Tenant’s Work from the Demised Premises at any time provided that the Tenant restores any damage caused to the Demised Premises as a result of such installation and removal.

(iii) Tenant shall be solely responsible for the structural integrity of Tenant’s Work and for the adequacy or sufficiency of the Plans and Specifications and all the improvements depicted thereon or covered thereby, and Landlord’s consent thereto, approval thereof, or incorporation therein of any of its recommendations shall in no way diminish Tenant’s responsibility therefor or reduce or mitigate Tenant’s liability in connection therewith. Landlord shall have no obligations or liabilities by reason of this Lease in connections with the performance of construction or of the finish, decorating or installation work performed by Tenant, or on its behalf, or in connection with the contracts for the performance thereof entered into by Tenant. Any warranties extended or available to Tenant in connection with the aforesaid work shall be for the benefit also of Landlord. Tenant further agrees that once it commences construction, it shall diligently and continuously proceed with construction to completion.

5.02. Early Access. Provided Tenant has delivered evidence of insurance as required under Article 13 and is not in default of monetary or any other non-monetary obligations under this Lease beyond any applicable notice and cure periods, Tenant and its contractors shall be permitted to enter the Demised Premises prior to the Commencement Date solely (a) for the installation of Tenant’s Work, and/or (b) after Landlord’s sprinkler work is completed, to store Tenant’s inventory in a single area of not more than 20,000 square feet and such entry shall neither (x) constitute evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time of such entry nor (y) trigger the Commencement Date under Section 1.01(J); provided, however, that (i) such use shall not hinder or delay Landlord in the performance of any improvements in progress and/or the Landlord’s Work, (ii) Tenant shall first obtain Landlord’s approval with respect to the Tenant’s Work and Tenant shall obtain all required permits for same, and (iii) Tenant acknowledges that Landlord, its agents and contractors shall be performing work in the Demised Premises and Tenant shall be solely responsible for the security of Tenant’s property.

5.03. Subject to Rider Paragraph R22, if the substantial completion of the Landlord’s Work shall be delayed (any such delay, a “Tenant Delay”) solely due to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation, i any delays due to changes in or additions to the Landlord’s Work required by Tenant, or ii any delays by

Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Landlord’s Work by the inclusion in the Landlord’s Work of any items specified by Tenant that require long lead time for delivery or installation, then Landlord’s Work shall be deemed substantially complete on the date when they would have been ready but for such Tenant Delay. The Demised Premises shall be conclusively presumed to be in satisfactory condition on the Commencement Date except for the minor or insubstantial details of finish work or mechanical adjustment that do not interfere in any material manner with Tenant’s use and enjoyment of the Demised Premises, other than to a de minimis extent (such minor or insubstantial details, “Punchlist Work”), which Tenant gives Landlord notice within thirty (30) days after Landlord’s delivery of possession of the Demised Premises to Tenant with all of Landlord’s Work substantially completed. Tenant’s notice shall specify such Punchlist Work with reasonable particularity. Landlord shall use commercially reasonable efforts to complete all Punchlist Work within thirty (30) days of Tenant’s delivery of its notice thereof. Notwithstanding the foregoing, if Tenant shall notify Landlord within one (1) year of the substantial completion of Landlord’s Work (except one year from completion of the Punchlist Work with respect to such Punchlist Work) of any defects in Landlord’s Work, Landlord shall promptly remedy such defects at its sole cost and expense.

ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

6.01. From and after the Commencement Date, Tenant shall pay to Landlord, as hereinafter provided, Tenant’s Fraction of Real Estate Taxes. Tenant’s Fraction of the Real Estate Taxes shall be the Real Estate Taxes in respect of the Building for the period in question, multiplied by the Tenant’s Fraction, plus the Real Estate Taxes in respect of the Land for the period in question multiplied by the Tenant’s Fraction. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall estimate the annual amount of Tenant’s Fraction of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient in Landlord’s reasonable estimation to pay Tenant’s Fraction of any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same accompanied by copies of the applicable tax bills, and the figures used for computing Tenant’s Fraction of the same, and if the Tenant’s Fraction so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord’s estimate, Tenant shall pay to Landlord the deficiency within thirty (30) days after submission of such statement, or Landlord shall, at its sole election, either refund to Tenant the excess or apply same to the next installment or installments of Real Estate Taxes becoming due hereunder. Notwithstanding the foregoing, if the Lease shall expire or be sooner terminated before any such excess has been fully recovered by Tenant, Landlord shall pay the remainder of the excess to Tenant within thirty (30) days of the expiration or sooner termination of the Term, which obligation shall survive any such expiration or termination. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question. In addition to the foregoing, Tenant shall be responsible for any increase in Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant at the Demised Premises. If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor.

6.02. From and after the Commencement Date, Tenant shall pay to Landlord Tenant’s Fraction of the Operating Expenses within twenty (20) days after Landlord submits to Tenant an invoice for the Operating Expenses. Unless Tenant is in arrears in any payments due under the Lease, Landlord shall not invoice Tenant for Operating Expenses more than once per month.

6.03. Each such statement given by Landlord pursuant to Section 6.01 or Section 6.02 shall be conclusive and binding upon Tenant unless within 90 days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 33. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay the Additional Charges in accordance with Landlord’s statement, without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall within thirty (30) days pay to Tenant the amount of Tenant’s overpayment resulting from compliance with Landlord’s statement.

6.04. Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to pay Real Estate Taxes or Operating Expenses that accrue with respect to any period that predates the Commencement Date.

6.05. Provided Tenant is not in default of monetary or any other material non-monetary obligations under this Lease beyond any applicable notice and cure periods, Tenant shall have the right, at its sole cost and expense, upon at least thirty (30) days’ prior written notice to Landlord, to examine Landlord’s records relating to Operating Expenses of the Demised Premises for no more than one day per Calendar Year. Landlord shall make records available for examination at Landlord’s principal office during Landlord’s normal business days and normal business hours. If any such review discloses that Operating Expenses were overstated by Landlord, Landlord shall promptly refund or credit to Tenant any such excess. This provision shall not be deemed to give Tenant the right to offset or deduct or withhold payment of Rent. No subtenant shall have the right to conduct an examination and no assignee shall conduct an inspection for any period during which such assignee was not in possession of the Demised Premises. In the event Tenant elects to exercise an inspection of Landlord’s records relating to Operating Expenses of the Demised Premises in accordance with this Section 6.05, such inspection must be conducted by an independent nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis and Tenant and such firm agree to keep all information obtained during such examination confidential.

ARTICLE 7 - DEVELOPMENT COMMON AREAS

7.01. Except as may be otherwise expressly provided in this Lease and so long as Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes. Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools, and sculptures, and to install vending machines, telephone booths, benches and the like, provided same shall not unreasonably block or interfere with Tenant’s means of ingress and egress to and from the Demised Premises or otherwise adversely impact in any material manner upon the use and enjoyment of the Demised Premises by Tenant and its successor and/or assigns, if any.

7.02. So long a Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close all or any portions of the Development Common Areas when in Landlord’s reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, (d) to protect or preserve natural persons or property, or (e) to cease the utilization of such premises as a Development Common Area, provided that no such closure shall adversely impact in any material manner upon ingress to or egress from the Building or the Demised Premises or otherwise adversely impact in any material manner upon the use and enjoyment of the Demised Premises by Tenant and its successors and/or assigns, if any. Landlord may do such other acts in and to the Development Common Areas as in its judgment may be desirable to improve or maintain same so long as such other acts do not adversely impact in any material manner upon the use and enjoyment of the Demised Premises by Tenant and its subtenants and assigns, if any.

ARTICLE 8 - SECURITY

8.01. (a) In the event Tenant deposits with Landlord any Security Deposit, the same shall be held as security for the full and faithful payment and performance by Tenant of Tenant’s obligations under this Lease. If Tenant defaults beyond applicable notice and cure periods in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of Tenant’s obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand promptly deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. Provided at the end of the Term Tenant is not in default hereunder beyond any notice and cure period, the security or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Land, Landlord shall transfer the security to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

8.01. (b) In lieu of the cash security required by this Lease, Tenant shall provide to Landlord an irrevocable transferable Letter of Credit in the amount of the Security Deposit in form annexed hereto as Exhibit E and issued Pacific Western Bank or any other financial institution approved by Landlord. Landlord shall have the right, upon written notice to Tenant (except that for Tenant’s non¬payment of Rent or for Tenant’s failure to comply with Article 8.03, no such notice shall be required) and regardless of the exercise of any other remedy the Landlord may have by reason of a default, to draw upon said Letter of Credit to cure any default of Tenant which (except as otherwise provided herein) is not cured within applicable notice and cure periods, or for any purpose authorized by section 8.01(a) of this Lease and if Landlord does so, Tenant shall, upon demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the Term of the Lease and for a period of thirty (30) days’ thereafter. In the event of a sale of the Building or a lease of the Building subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee.

8.02. The Letter of Credit shall expire not earlier than thirty (30) days after the Expiration Date of this Lease. The Letter of Credit may be of the type which is automatically renewed on an annual basis (Annual Renewal Date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring the issuer thereof to give the beneficiary (Landlord) thirty (30) days’ advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

8.03. In the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above, on or before thirty (30) days prior to the next Annual Renewal Date, said failure shall be deemed a default under this Lease. Landlord may, in its discretion treat this the same as a default in the payment of Rent or any other default and pursue the appropriate remedy. In addition, and not in limitation, Landlord shall be permitted to draw upon the Letter of Credit as in the case of any other default by Tenant under the Lease.

ARTICLE 9 - SUBORDINATION

9.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall within ten (10) days of request execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. (See Rider Section R12.)

9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence, its cure of Landlord’s default within the period provided for in Section 7 of Exhibit G or any other SNDA (as defined in Section 9.05), and thereafter continue to remedy such act or omission with commercially reasonable and diligent efforts.

9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease not continuing after Successor Landlord shall succeed to the rights of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be liable for the return of any Security Deposit, in whole or in part, to the extent that same is not paid over to the Successor Landlord; or (d) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

9.04. If any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease or at law or in equity, or increase the Rent or any of Tenant’s costs of doing business from the Demised Premises, other than to a de minimis extent.

9.05. To the extent of any provision of this Article 9 conflict with the provisions of any subordination, non-disturbance and attornment agreement (“SNDA”), the provisions of the SNDA shall govern. To the extent any SNDA may require Tenant to make payments of Fixed Rent or Additional Charges directly to the Superior Mortgagee or Superior Lessor, as the case may be, Landlord agrees that such payments shall be deemed to satisfy the obligations of the Tenant to make such payments to Landlord.

ARTICLE 10 - QUIET ENJOYMENT

10.01. So long as this Lease shall be in full force and effect, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or advertise to do so, (b) sublet the Demised Premises or any part thereof, or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord. Landlord agrees not to unreasonably withhold its consent to the subletting of the Demised Premises or an assignment of this Lease. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including, without limitation, the following: (i) The business reputation of the proposed assignee or subtenant and its officers or directors in relation to the other tenants or occupants of the Building or Development; (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Building or Development; (iii) whether the proposed assignee or subtenant is then a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Building or Development, or any other property owned or managed by Landlord or its affiliates; (iv) the financial condition of the proposed assignee or subtenant; (v) restrictions, if any, contained in leases or other agreements affecting the Building and the Development; (vi) the effect that the proposed assignee’s or subtenant’s occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and the Development; (vii) the extent to which the proposed assignee and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant’s obligations hereunder. In any event, at no time shall there be more than two (2) subtenants of the

Demised Premises permitted. Notwithstanding the foregoing, Tenant may advertise an assignment of the Lease or a sublease of the Demised Premises provided the advertising does not price the unit at an effective cost per square foot which is less than Landlord’s then asking rents for comparable properties in the vicinity of the Demised Premises.

In the event the Demised Premises are sublet or this Lease is assigned, Tenant shall pay to Landlord as an Additional Charge the following amounts less the actual reasonable expense incurred by Tenant in connection with such assignment or subletting, as substantiated by Tenant, in writing, to Landlord’s reasonable satisfaction, including, without limitation, a reasonable brokerage fee and reasonable legal fees, as the case may be: (i) in the case of an assignment, an amount equal to [***] of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, and (ii) in the case of a sublease, [***] of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof. Notwithstanding anything herein contained in this subsection to the contrary, the forgoing Additional Charge shall not be applicable to and upon prior or simultaneous notice to Landlord Tenant may assign this Lease, or sublet the whole or any portion of the Premises, to its parent, subsidiary or any affiliate, provided that (i) with respect to an assignment, that such assignee promptly executes and delivers to Landlord an assignment agreement pursuant to which it assumes all obligations under the Lease; and (ii) with respect to a sublease, that such sublessee promptly executes and delivers to Landlord a sublease agreement which includes a provision to the effect that the sublease is subject to the terms and provisions of the Lease. The term “affiliate”, as used hereinabove, shall mean any corporation or other entity controlled by, under common control with, or which controls Tenant.

11.02. If at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling, the then Tenant shall be a corporation, limited liability company, or partnership, any transfer of voting stock or other ownership interest (including but not limited to membership interest, economic interest, or partnership interest) resulting in the person(s) who shall have owned a majority of such corporation’s shares of voting stock, or the majority of the membership interests or economic interest in such limited liability company, or the majority of the general partners’ interest or the majority of the limited partner’s interest in such partnership, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock, membership or economic interest, general partner’s ownership or economic interest, or limited partner’s ownership or economic interest, as the case may be, except as the result of transfers by inheritance, shall be deemed to be an assignment of this Lease as to which Landlord’s consent shall have been required, and in any such event Tenant shall notify Landlord. The provisions of this Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to transactions with a corporation or limited liability company into or with which the then Tenant is merged or consolidated or to which substantially all of the then Tenant’s assets are transferred or to any corporation or limited liability company which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction (or immediately following such transaction if Tenant shall reasonably require that the transaction remain confidential). For the purposes of this Section, the words “voting stock” shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books or other ownership records of the entity to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord. Notwithstanding the foregoing, notice only to (and not consent by) Landlord shall be required in connection with a sale of the tenant entity, whether effected via a stock sale or a sale of assets, provided (i) such sale is not made in an effort to avoid the assignment restrictions contained in section 11.01; (ii) the provisions of subsections (i) - (vii) in the first paragraph of section 11.01 are satisfied; and (iii) the net worth of the successor tenant/assignee is not less than $[***] at the time of such transaction. In the event the foregoing conditions are satisfied, landlord shall not be entitled to share in any profits of such transaction as provided for in the second paragraph of section 11.01.

11.03. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after any monetary or other material non-monetary default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01 or Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 10. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

11.04. Any permitted assignment or transfer, whether made with Landlord’s consent pursuant 21 to Section 11.01 or without Landlord’s consent if permitted by Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume Tenant’s obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant’s other obligations under this Lease.

11.05. The liability of the original named Tenant and any other Person(s) (including but not limited to any Guarantor) who at any time are or become responsible for Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement extending the time of, or modifying any of the terms or obligations under this Lease, or by any waiver or failure of Landlord to enforce, any of this Lease.

11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the absolute right to withhold its consent to an assignment or subletting to a Person who is otherwise a tenant or occupant of the Building, or of a building owned or managed by Landlord or its affiliated entities in the Development.

11.07. Without limiting any of the provisions of Article 24, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year’s Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for security in Article 8.

11.08. If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any person, Tenant shall give notice thereof to Landlord, together with a copy of a letter of intent or term sheet setting forth the material terms and provisions of the proposed assignment or sublease transaction and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall reasonably require. Landlord shall provide written notice of its consent to or rejection of any proposed assignment or sublease transaction within twenty (20) days of Tenant’s delivery of its notice requesting Landlord’s consent. If Landlord shall reject the proposed assignment or sublease transaction, Landlord shall include with its notice of rejection a reasonably detailed description of Landlord’s reason(s) for rejecting the proposed transaction. If Landlord consents to the proposed assignment or sublease transaction and Tenant does not consummate the subject transaction within ninety (90) days after Landlord delivers its notice approving the transaction, Tenant shall again be required to comply with the provisions of this Section 11.08 in connection with any such transaction as if the notice by Tenant referred to above in this Section 11.08 had not been given. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of [***] to cover Landlord’s administrative, legal, and other costs and expenses incurred in processing each of Tenant’s requests. Neither

Tenant’s payment nor Landlord’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request. If Landlord shall fail to provide notice of its approval or disapproval of any request for assignment or sublease within twenty (20) days, Landlord shall be deemed to have approved of the assignment or sublease if Tenant refers to this Lease section and notifies Landlord of this deemed approval provision in Tenant’s request for approval.

ARTICLE 12 - COMPLIANCE WITH LAWS

12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02. Landlord represents that to the best of its knowledge there are no outstanding notices of violation of any Legal Requirements affecting the Demised Premises or the Building and Landlord shall be solely responsible for correcting any such open violations notices received prior to the Commencement Date unless arising as a result of any action of Tenant or any entity acting under the direction of or on behalf of Tenant.

12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime or offense, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company reasonably satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to [***]% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime or offense if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime or offense of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax appeal without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s absolute discretion. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax Appeal with respect to the Land, Building or the Demised Premises.

ARTICLE 13 - INSURANCE AND INDEMNITY

13.01. Landlord shall maintain or cause to be maintained All Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building or buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by any Superior Lessor or any Superior Mortgagee. The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect of the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

13.02. During the Term Tenant shall maintain at its own cost and expense the following insurance: (a) comprehensive or commercial general liability insurance in respect of the Demised Premises and the conduct and operation of business therein, having limits of liability not less than $[***] per occurrence for bodily injury or property damage coverage to include but not be limited to completed operations, contractual liability and product liability , (b) automobile liability insurance covering all owned, hired and non-owned vehicles used by the Tenant in connection with their work and any loading or unloading of such vehicles, with limits as stated above and (c) workmen’s compensation and employers liability insurance as required by statutes, but in any event not less than $[***] for each accident or occupational disease for employers liability, (d) All-Risk insurance covering Tenant’s stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs or any other property of Tenant in the Demised Premises, against loss or damage in an amount equal to the full replacement value thereof as same might increase from time to time or such higher amount as either may be required by the holder of any fee mortgage covering the Demises Premises or is necessary to prevent Landlord and/or Tenant from becoming a co-insurer, such insurance to include (i) coverage for property of others in the care, custody and control of Tenant in amounts sufficient to cover the maximum value of such property and to the extent of Tenant’s liability therefor, (ii) boiler and machinery insurance, if applicable (iii) rent insurance in an amount equal to the Rent, and all other charges payable by Tenant pursuant to this Lease for a period of one (1) year and (iv) a provision that the insurer will waive subrogation against Landlord, and (e) any other insurance that Landlord may reasonably require provided same is generally required by owners of similar real property. Landlord may at any time and from time to time require that the limits for the liability insurance to be maintained by Tenant be increased to the limits that new Tenants in similar buildings are required by Landlord to maintain, but in no event more frequently than once every two (2) years. The insurance carried pursuant to Section 13.01 (d) shall be carried in favor of Landlord and the holder of any fee mortgage on the Premises and the standard mortgagee clause shall be attached to the appropriate policies or certificates thereof. Insurance carried pursuant to Section 13.01 (d) shall provide that the loss, if any, shall be adjusted with and payable to the party who will perform the work of restoration pursuant to Article 22 and such mortgagee as their interests may appear. Tenant shall deliver to Landlord and any additional insured(s) certificates for such fully paid for policies (with property and liability insurance evidenced on an Acord 27 form) upon execution hereof. Upon request of Landlord, Tenant shall furnish Landlord with copies of all such insurance policies. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s), certificates therefor at least five (5) Business Days before the expiration of any existing policy. All such policies shall be issued by companies acceptable to Landlord, having a Bests Rating of not less than A, Class VII (or an equivalent S&P rating if requested by Landlord), and licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least thirty (30) days’ prior written notice of such cancellation. The insurance required by this Section (other than worker’s compensation insurance) and the certificates thereof to be delivered to Landlord by Tenant shall name Landlord as an additional insured and, at Landlord’s request, shall also name any Superior Lessors or Superior Mortgagees as additional insureds, and the following phrase must be typed on the certificate of insurance: “Hartz Mountain Industries, Inc., and its respective subsidiaries, affiliates, associates, joint ventures, and partnerships, are hereby named as additional insureds as their interests may appear (and if Landlord has so requested, Tenant shall include any Superior Lessors and Superior Mortgagees as additional insured(s)). It is intended for this insurance to be primary and non-contributing.” Tenant shall give Landlord at least thirty (30) days’ prior written notice that any such policy is being canceled or replaced.

13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant’s business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be materially higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

13.04. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord or its employees, agents or contractors) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by the negligence of Landlord or its employees, agents or contractors) occurring in the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees in connection with conduct or management of the Demised Premises or by reason of any claim referred to above, Tenant, upon notice from Landlord or such Superior Lessor, shall, at Tenant’s cost and expense, resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

13.05. Neither Landlord nor Tenant shall be liable or responsible for, and each party releases the other from, all liability and responsibility to the other and any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to a party’s business irrespective of the cause of such injury, loss or damage, and each of Landlord and Tenant shall require its respective insurers to include in all of their insurance policies which could give rise to a right of subrogation against the other a clause or endorsement whereby the insurer waives any rights of subrogation against the other or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

13.06. Landlord shall indemnify and hold harmless Tenant and its partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) any act, omission or negligence of Landlord or its partners, joint venturers, directors, officers, agents, employees with respect to management of the Development Common Areas; and (b) any breach or default by Landlord in the full and prompt payment and performance of Landlord’s obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses. In case any action or proceeding is brought against Tenant and/or its partners, joint venturers, directors, officers, agents and/or employees in connection with foregoing management of the Development Common Areas or by reason of any claim referred to above, Landlord, upon notice from Tenant, shall, at Landlord’s cost and expense, resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant.

ARTICLE 14 - RULES AND REGULATIONS

14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and notify Tenant in writing, which in Landlord’s reasonable judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, and which do not unreasonably affect the conduct of Tenant’s business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and

Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligations to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees, provided however, the Rules and Regulations shall be reasonable, uniformly applied and enforced and shall not conflict with the terms of this Lease. Landlord shall not discriminate against Tenant in the enactment or enforcement of any of the Rules and Regulations. In the event Landlord shall desire to change any of the Rules and Regulations, Landlord in each instance shall provide Tenant with prior written notice of such changes, and in no event shall any such changes reduce or diminish any of Tenant’s rights or Landlord’s obligations under the Lease in any material manner. So long as Tenant and its subtenants and assigns shall be the sole occupants of the Building, any of the Rules and Regulations which are designed to control the interactions between occupants in a multi-tenanted building and/or to minimize conflicts between occupants in a multi-tenanted building shall not be applicable to Tenant and its subtenants and assigns, and Tenant shall have the sole right and authority to promulgate rules governing the interactions between itself and its subtenants and assigns provided same shall not conflict in any manner with the terms of this Lease.

ARTICLE 15 - ALTERATIONS AND SIGNS

15.01. Tenant shall not make any alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent for alterations that are non-structural in nature and do not involve or affect the mechanical systems of the Demised Premises or Building and having a cost of less than $[***]. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord’s consent is sought. Tenant shall pay to Landlord upon demand the actual, reasonable, out-of-pocket cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the actual, reasonable, out-of-pocket fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than $[***] (exclusive of the costs of decorating work and items constituting Tenant’s Property), as estimated by a reputable contractor reasonably designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to [***]% of such estimated cost and in form reasonably satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the reasonable Rules and Regulations then in force and of which notice has been provided to Tenant in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise.

15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or (b) the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractor(s) designated by Landlord. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional material expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant’s making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, workmen’s compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

15.03. Tenant shall not place any signs on the roof, exterior walls or grounds of the Demised Premises without first obtaining Landlord’s written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed, provided however that Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to Tenant’s request to place signage on the exterior walls of the Building or the grounds of the Demised Premises in compliance with Legal Requirements. In placing any signs on or about the Demised Premises, Tenant shall, at its expense, comply with all applicable legal requirements and obtain all required permits and/or licenses. (See Rider Section R11.)

ARTICLE 16 - LANDLORD’S AND TENANT’S PROPERTY

16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord’s property and shall not be removed by Tenant.

16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of

Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Common Areas resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant’s Property and shall be deemed the property of Landlord.

16.03. Subject to Section 5.01(b)(ii) of the Lease, at or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant’s Property. Any items of the Tenant’s Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant’s expense.

16.04. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall, at Tenant’s sole cost and expense, remove from the Demised Premises such rack system as may be installed in the Demised Premises (which removal obligation shall be subject to the provisions provided for in Section 5.01(b)(ii)) and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal thereof. Such removal, if any, shall be in accordance with the following procedures, unless Landlord shall advise Tenant to the contrary by written notice to Tenant:

Core a hole centered over the anchor bolt with a core bit 1.5 times larger than the bolt to be removed, but in no event smaller than 1” in diameter.

Core hole shall be drilled to a depth equal to the bolt depth, but not less than 2” deep. Remove the cored concrete with the anchor bolt from the hole. Clean all concrete slurry and debris from area to be patched. Fill the cored hole with a polymer-modified non-shrink mortar, specifically SikaTop 122 or Master Builders Ceilcote 648 CP, or equivalent, and finish to match surrounding concrete surface.

ARTICLE 17 - REPAIRS AND MAINTENANCE

17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein, and shall not do, suffer, or permit any waste with respect thereto. Tenant shall keep and maintain all interior and exterior portions of the Demised Premises including, without limitation, all building equipment, windows, doors, loading bay doors and shelters, plumbing and electrical systems, heating, ventilating and air conditioning (“HVAC”) systems (whether located in the interior of the Demised Premises or on the exterior of the Building) exclusively serving the Demised Premises, in a clean and orderly condition and in good order and repair. Tenant shall keep and maintain in a clean and orderly condition all HVAC systems and any other mechanical or other systems exclusively serving the Demised Premises which are located in whole or in part outside the Demised Premises. Tenant shall keep and maintain all exterior components of any windows, doors, loading bay doors and shelters serving the Demised Premises in a clean and orderly condition. The phrase “keep and maintain” as used herein includes repairs, replacement and/or restoration as appropriate. Tenant shall not permit or suffer any over-loading of the floors of the Demised Premises. Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, including the Building and Land and the facilities and systems thereof and the Common Areas, the need for which arises out of (a) the performance or existence of the Tenant’s Work or alterations, (b) the installation, use or operation of the Tenant’s Property in the Demised Premises, (c) the moving of the Tenant’s Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Upon request by Landlord, Tenant shall furnish Landlord with true and complete copies of maintenance contracts and with copies of all invoices for work performed, confirming Tenant’s compliance with its obligations under this Article. In the event Tenant fails to furnish such copies within thirty (30) days of Landlord’s written request upon at least one Business Days advance notice (which in this circumstance may be made by telephonic device), Landlord shall have the right, at Tenant’s cost and expense, to conduct such inspections or surveys as may be required to determine whether or not Tenant is in compliance with this Article and to have any work required of Tenant that is not performed within applicable notice and cure periods to be performed at Tenant’s cost and expense upon no less than ten (10) Business Days’ notice to Tenant. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. The Tenant shall also arrange for its own cleaning services and rubbish removal. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) designated by Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible may, at Landlord’s option, be performed by Landlord upon at least ten (10) Business Days advance notice at Tenant’s expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New Jersey) and amount, as Landlord shall deem necessary to assure the payment for such work by Tenant. Prior to any entry by Landlord upon the Demised Premises as provided in this section, Landlord shall give Tenant reasonable advance notice (stating the date and approximate time of such entry) and afford Tenant the opportunity to have a representative of Tenant accompany Landlord or its representative during such entry, If, on the date and approximate time of such entry as provided in such notice, Tenant shall not have made a representative of Tenant available to accompany Landlord or its representative during such entry, Landlord may lawfully enter upon the Demised Premises on the date and at the approximate time set forth in such notice without the need for such representative of Tenant to be present. The foregoing reasonable advance notice shall be the time period and manner of notice stated in this section, if so stated.

17.02. So long as Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord shall make all structural repairs and replacements, including, specifically, the roof and roof membrane (except as hereinabove provided in Section 17.01 and as provided in Rider R9) and the cost thereof shall be included in Operating Expenses, for which

Tenant shall pay Tenant’s Fraction. Landlord shall keep and maintain the Common Areas and shall procure landscaping and snow removal services for the Building and the cost thereof shall be an Additional Charge. Landlord acknowledges that the Tenant may utilize the Demised Premises on a twenty-four (24) hours a day, seven (7) days a week basis. Tenant shall cooperate with Landlord with regard to roof maintenance, repairs and replacements and shall permit Landlord to make such inspections and perform such maintenance, repairs and replacements. Notwithstanding the foregoing, Landlord at its sole cost and expense shall be responsible for structural repairs and/or structural replacements to the foundations, pilings if any, structural steel, structural walls and structural support to the roof, unless the need for such repairs or replacements is due to the act of Tenant or any occupant of the Demised Premises or its or their agents, employees, or contractors.

17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building. Without limiting the foregoing (i) Landlord shall not unreasonably interfere with Tenant, its subtenants or assigns or any of the business operations at the Demised Premises while performing any such repairs, maintenance, or changes, and (ii) Landlord shall conduct any work in connection therewith in such a manner as shall be required to minimize any such interference to the extent commercially practicable (but without any obligation to perform same during overtime hours).

17.04. Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond 250 pounds per square foot, or lesser amount as may be applicable to any mezzanine area.

ARTICLE 18 - UTILITY CHARGES

18.01. Tenant shall pay all charges for gas, water, sewer, electricity, heat or other utility or service supplied to the Demised Premises as measured by meters relating to Tenant’s use, and the cost of repair, maintenance, replacement, and reading of any meters measuring Tenant’s consumption thereof. If any utilities or services are not separately metered or assessed or are only partially separately metered or assessed and are used in common with other tenants or occupants of the Building, Tenant shall pay to Landlord, within thirty (30) days of Landlord’s written notice accompanied by appropriate invoices, Tenant’s proportionate share of such charges or utilities and/or services, which shall be such charges multiplied by a fraction the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of all tenants and occupants of the Building using such utilities and/or services. In the event Landlord determines that Tenant’s utilization of any such service exceeds the fraction referred to above, Tenant’s proportionate share with respect to such service shall, at Landlord’s option, mean the percentage of any such service (but not less than the fraction referred to above) which Landlord reasonably estimates as Tenant’s utilization. Tenant expressly agrees that Landlord shall not be responsible for the failure of supply to Tenant of any of the aforesaid, or any other utility service. Landlord shall not be responsible for any public or private telephone service to be installed in the space, particularly conduit if required. If Landlord, or its designee is permitted by law to provide electric energy to the Demised Premises by re-registering meters or otherwise and to collect any charges for electric energy, Landlord or its designee shall have the exclusive right to do so, in which event Tenant shall pay to Landlord or its designee upon receipt of bills therefor charges for electric energy provided the rates for such electric energy shall not be more than the rates Tenant would be charged for electric energy if furnished directly to Tenant by the public utility or Tenant’s electricity supplier which would otherwise have furnished electric energy. Tenant acknowledges that as of the date hereof it will pay Landlord [***]% of the gas and electric meters serving the Demised Premises, and [***]% of the water charges for the Building. There shall be no administrative fee charged with respect to meter reading.

18.02. Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electric service, Tenant shall not, without Landlord’s prior consent in each instance (which shall not be unreasonably withheld, conditioned or delayed) make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the actual, reasonable, out-of-pocket cost thereof shall be paid by Tenant to Landlord on demand.

18.03. At Landlord’s option, Landlord or Landlord’s designee shall have the exclusive right, but not the obligation, to install or cause to be installed solar panels or other energy generating equipment on the Building (including but not limited to the roof thereof) for purposes of furnishing in whole or in part electric energy to the Building (herein, an “Energy System”). Tenant shall provide Landlord or its designee with access to the Demised Premises for the installation, maintenance and repair of such Energy System as Landlord or its designee may require so long as such access shall not unreasonably interfere with the normal business operations in the Building of Tenant or its subtenants and assigns, if any. Landlord shall not unreasonably interfere with Tenant, its subtenants or assigns or any of the business operations at the Demised Premises while installing the Energy System, if any, and shall conduct any work in connection therewith in such a manner as shall be required to minimize any such interference to the extent commercially practicable. Tenant may require that Landlord schedule any work with Tenant in advance and conduct such work on such dates and/or at such times as Tenant shall reasonably require to minimize any disturbance to or interference with the business operations in the Demised Premises. If installed, such Energy System shall (either itself or together with such service provided by a public utility provider designated by Tenant) meet the minimum service provided to the Building immediately prior to the installation of such Energy System. In the event Landlord elects to install or cause such Energy System to be installed, Tenant shall purchase electric energy for the Demised Premises from Landlord or its designee and Tenant shall pay the charges established by Landlord or its designee for such service from time to time, but not in excess of the rates payable by Tenant from a third party public utility provider having service available to the Building. Landlord also reserves the right to discontinue furnishing electric energy at any time whether or not Tenant is in default of this Lease upon not less than sixty (60) days’ notice to Tenant. Prior to any entry by Landlord upon the Demised Premises as provided in this section, Landlord shall give Tenant reasonable advance notice (stating the date and approximate time of such entry) and afford Tenant the opportunity to have a representative of Tenant accompany Landlord or its representative during such entry, If, on the date and approximate time of such entry as provided in such notice, Tenant shall not have made a representative of Tenant available to accompany Landlord or its representative during such entry, Landlord may lawfully enter upon the Demised Premises on the date and at the approximate time set forth in such notice without the need for such representative of Tenant to be present. The foregoing reasonable advance notice shall be the time period and manner of notice stated in this section, if so stated.

18.04. Subject to the provisions of Article 15 of the Lease, Tenant shall have the right to use and access a portion of the roof of the Building to install and maintain one or more HVAC units and/or satellite antennas, provided that any such satellite antennas shall be used solely in connection with the business operations being performed in the Demised Premises and, provided Landlord has delivered to Tenant a copy of any applicable roof warranty, any such installation shall be performed in a manner which does not impact Landlord’s roof warranty, if any, in any way. In the event Tenant has installed its approved roof installations, the Landlord’s plans and specifications for installation of any Energy System on the roof of the Building shall be done in a manner which accommodates Tenant’s installations.

ARTICLE 19 - ACCESS, CHANGES AND NAME

19.01. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any reasonable time or times (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make, provided that (i) Landlord shall use commercially reasonable efforts to minimize interference with Tenant or its assigns or any of the business operations at the Demised Premises which performing any such repairs, alterations, additions and/or improvements, (ii) Landlord shall conduct any work in connection therewith in such a manner as shall be required to minimize interference to the extent commercially practicable (without obligation to perform such work on an overtime basis), and (iii) Tenant may reasonably require that Landlord schedule any work with Tenant in advance and conduct such work on such dates and/or at such times as Tenant shall reasonably require (during regular hours) to minimize disturbance to or interference with the business operations in Demised Premises. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s obligations hereunder. During the period of nine (9) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants. Prior to any entry by Landlord upon the Demised Premises as provided in this section, Landlord shall give Tenant reasonable advance notice (stating the date and approximate time of such entry) and afford Tenant the opportunity to have a representative of Tenant accompany Landlord or its representative during such entry. If, on the date and approximate time of such entry as provided in such notice, Tenant shall not have made a representative of Tenant available to accompany Landlord or its representative during such entry, Landlord may lawfully enter upon the Demised Premises on the date and at the approximate time set forth in such notice without the need for such representative of Tenant to be present. The foregoing reasonable advance notice shall be the time period and manner of notice stated in this section, if so stated.

19.02. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant’s obligations under this Lease.

19.03. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable, provided same shall not unreasonably block or interfere with Tenant’s means of ingress and egress to and from the Demised Premises or otherwise adversely impact in any material manner upon the use and enjoyment of the Demised Premises by Tenant and its successors and/or assigns, if any.

19.04. Upon prior notice, Landlord reserves the right to change the address of the Building at any time.

ARTICLE 20 - MECHANICS’ LIENS AND OTHER LIENS

20.01. Nothing contained in this Lease shall be construed to imply any consent of Landlord to subject Landlord’s interest or estate to any liability under any mechanic’s, construction or other lien law. If any lien or any notice of intention (to file a lien), lis pendens, or notice of unpaid balance and right to file lien is filed against the Land, the Building, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant, or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within thirty (30) days after notice by Landlord to Tenant.

ARTICLE 21 - NON-LIABILITY AND INDEMNIFICATION

21.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

21.02. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord’s attorneys.

ARTICLE 22 - DAMAGE OR DESTRUCTION

22.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 22 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant’s Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

22.02. Subject to the provisions of Section 22.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises (to the extent of rent insurance proceeds received by Landlord from insurance maintained by Landlord), for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

22.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Demised Premises shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord and acceptable to Tenant, of more than [***] (or [***] if such casualty occurs during the last year of the Term) of the full insurable value of the Demised Premises immediately prior to the casualty, or (c) the Demised Premises shall be damaged or destroyed by fire or other casualty and either the loss shall not be covered by Landlord’s or Tenant’s insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord and acceptable to Tenant be insufficient to pay for the repair or restoration work, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty.

Tenant’s acceptance of such architect or contractor shall not be unreasonably withheld, delayed or conditioned and acceptance shall be deemed if no response is received within five (5) Business Days of Landlord’s notice. Upon request by Tenant, Landlord shall advise Tenant of Landlord’s reasonably estimated completion date of such restoration (the “Landlord’s Advise”) and if such date is more than twelve (12) months following the date of casualty, provided Tenant’s grossly negligent or intentional acts were not cause of such casualty, Tenant shall have the right to terminate this Lease upon fifteen (15) days prior notice to Landlord, given within fifteen (15) days of Landlord’s Advise. In addition, in the event the Demised Premises are not substantially restored on or before the later of the estimated date specified in the Landlord’s Advise, if any, or twelve (12) months following the date of casualty, provided Tenant’s grossly negligent or intentional acts were not the cause of such casualty, Tenant shall have the right to terminate this Lease upon thirty (30) days prior notice to Landlord, if given within the later of thirty (30) days following the estimated date specified in Landlord’s Advise, or thirteen (13) months following the date of casualty, provided Tenant’s grossly negligent or intentional acts were not the cause of such casualty.

22.04. Except as provided in the preceding section, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 22. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant’s use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days.

22.05. Notwithstanding any of the foregoing provisions of this Article 22, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or of the Building by fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 21 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

22.06. Landlord will not carry insurance of any kind on the Tenant’s Property and, except as provided by law or by reason of Landlord’s breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant’s Property.

22.07. The provisions of this Article 22 shall be deemed an express agreement governing any case of damage or destruction of the Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

ARTICLE 23 - EMINENT DOMAIN

23.01. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If [***]% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. Except as otherwise provided herein, if more than [***]% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If more than [***]% of the Floor Space of the Building shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. Tenant shall also have the right to so terminate the Lease if commercially reasonable access to the Building shall be so taken or conveyed, or if any parking or truck court areas required for Tenant to conduct its normal business operations at the Demised Premises shall be so taken or conveyed, or if Tenant shall otherwise determine in its reasonable discretion that it is unable to conduct its business operations at the Demised Premises from a single location or otherwise in a cost effective manner at the Demised Premises as a result of any such taking or conveyance. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Building. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), promptly make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenants’ property, and Tenant shall make all alterations or replacements to the Tenant’s Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Demised Premises, the Land or Building, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant’s property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant’s property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

23.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the

Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

ARTICLE 24 - SURRENDER

24.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant’s property therefrom except as otherwise expressly provided in this Lease.

24.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term, except the holdover rate for the first month if Landlord is notified and if paid prior thereto shall be [***]% of such Fixed Rent.

24.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

ARTICLE 25 - CONDITIONS OF LIMITATION

25.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 90 days after entry, or (c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 90 days of his appointment then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

25.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent and shall not cure such default within ten (10) days of such notice of default, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor or prosecution for a crime or offense (as more particularly described in Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall abandon the Demised Premises, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

ARTICLE 26 - RE-ENTRY BY LANDLORD

26.01. If Tenant shall default in the payment of any Rent, or if this Lease shall terminate as provided in Article 25, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word “re-enter,” as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

26.03. If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 27 or pursuant to law with the excess, if any, promptly refunded to Tenant.

ARTICLE 27 - DAMAGES

27.01. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord, at the election of Landlord, either or any combination of:

(a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

(b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof should be re-let by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so re-let during the term of the re-letting. Landlord shall not be liable in any way whatsoever for its failure to re-let the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are re-let, for its failure to collect the rent under such re-letting, and no such failure to re-let or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease. Landlord shall use commercially reasonable efforts to re-let the Demised Premises to mitigate Landlord’s damages. For the purposes hereof, “commercially reasonable efforts” shall mean the following actions, which actions shall create an irrebuttable presumption that Landlord has fulfilled such obligation: (i) Landlord shall include the availability of the Demised Premises in Landlord’s leasing flyers sent to brokers (if any), commencing following Landlord’s recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (ii) Landlord shall include the availability of the Demised Premises on a website operated by Landlord or its affiliate (if any), commencing following Landlord’s recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (iii) Landlord shall hold an “Open House” for the Demised Premises within forty-five (45) days of Landlord’s recovery of possession of the Demised Premises, or (iv) in lieu of (i), (ii) and (iii) of this paragraph, upon Tenant’s written request, or at Landlord’s option, Landlord shall engage an independent commercial real estate broker to re-let the Demised Premises, the cost and expense of which shall be an element of Landlord’s damages in addition to any other damages recoverable pursuant to Section 29.01 hereof. Nothing contained herein shall require Landlord to re-let the Demised Premises prior to or with any preference over the leasing of any other similar premises of Landlord or any affiliate of Landlord, nor shall any rental of such other premises reduce the damages which Landlord would be entitled to recover from Tenant. In the event Tenant, on behalf of itself or any and all persons claiming through or under Tenant, attempts to raise a defense or assert any affirmative obligations on Landlord’s part to mitigate such damages or re-let the Demised Premises other than as provided herein, Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord as a result of any such defense or assertion, including but not limited to Landlord’s attorneys’ fees incurred in connection therewith.

27.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 27.01.

27.03. In addition, if this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 27.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

27.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under this Article 27, if any Rent or damages payable hereunder by Tenant to Landlord are not paid within ten (10) Business Days of written demand therefor, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

ARTICLE 28 - AFFIRMATIVE WAIVERS

28.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

28.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant’s use or occupancy of the Demised Premises and use of the Common Areas including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

ARTICLE 29 - NO WAIVERS

29.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

ARTICLE 30 - CURING TENANT’S DEFAULTS

30.01. If Tenant shall default in the performance of any of Tenant’s obligations under this Lease beyond applicable notice and cure periods, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of thirty (30) days from the date Landlord gives Tenant notice of the default beyond applicable notice and cure periods. Charges for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and charges for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys’ fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate or the maximum rate permitted by law, whichever is less, shall be payable by Tenant and may be invoiced by Landlord to Tenant monthly, or immediately, or at any time, at Landlord’s option, and such amounts shall be due and payable within ten (10) Business Days of the delivery of written demand therefor.

ARTICLE 31 - BROKER

31.01. Landlord and Tenant each represent to the other that no broker except the Broker was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises to Tenant. The representing party agrees to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by the representing party with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker. Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commission and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of claim for a commission or other compensation in connection with this Lease by the Broker.

ARTICLE 32 - NOTICES

32.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement (each, a “Notice”), shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth and as to Landlord, to the attention of General Counsel with a concurrent copy of the Notice to the attention of Controller, as to Tenant, to the attention of the Chief Financial Officer with a concurrent copy of a Notice pertaining to a default and/or lease termination to Chiesa Shahinian & Giantomasi PC, One Boland Drive, West Orange, New Jersey 07052, to the attention of Mitchell S. Berkey, Esq., and shall be deemed to have been given, rendered or made on the second day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. In addition, upon and to the extent requested by Landlord, copies of notices shall be sent to the Superior Mortgagee. Notices sent by counsel to either party and complying with the foregoing provisions of this Article 32 shall be valid and effective.

ARTICLE 33 - ESTOPPEL CERTIFICATES

33.01. Tenant shall, at any time and from time to time, as requested by the Landlord, but not more than twice in a given twelve (12) month period, upon not less than ten (10) days’ prior notice, execute and deliver to the Landlord or a Superior Mortgagee or Superior Lessor a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the actual knowledge of Tenant, the Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant shall have actual knowledge, and stating whether or not, to the actual knowledge of Tenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of Landlord, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by others with whom such party may be dealing, regardless of independent investigation, but as between Landlord and Tenant shall not be deemed to be an amendment of this Lease. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

33.02. Landlord shall, at any time and from time to time as requested by the Tenant, but not more frequently than twice in any given twelve (12) month period, upon not less than ten (10) days’ prior notice, execute and deliver to the Tenant or its designee a statement certifying that this Lease is unmodified and in full for and effect (or if there have been modifications, that the same is in full for and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the actual knowledge of Landlord, the Tenant is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which Landlord shall have actual knowledge, and stating whether or not, to the actual knowledge of Landlord, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of Tenant, and, if so, specifying each such event; any such statement delivered pursuant thereto shall be deemed a representation and warranty to be relied upon by others with whom Tenant may be dealing, regardless of independent investigation, but as between Landlord and Tenant shall not be deemed to be an amendment of this Lease. Landlord also shall include in any such statement such other information concerning this Lease as Tenant may reasonably request.

ARTICLE 34 - ARBITRATION

34.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent beyond applicable notice and cure periods, request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association. The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, and such Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration.

ARTICLE 35 - MEMORANDUM OF LEASE

35.01. At the request of either party, the other party shall promptly execute, acknowledge and deliver to the requesting party a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

ARTICLE 36 - MISCELLANEOUS

36.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties with respect to the subject matter of this Lease are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith. The submission of this Lease to Tenant does not constitute by Landlord a reservation of, or an option to Tenant for, the Demised Premises, or an offer to lease on the terms set forth herein and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

36.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

36.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant’s Property in connection with such subletting or letting unless and to the extent resulting from the negligence or intentional misconduct of Landlord or its agents, employees or contractors.

36.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 36.04 shall not be construed as modifying the conditions of limitation contained in Article 25.

36.05. Except for Tenant’s obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delay. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 36.05, or because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord reasonable control.

36.06. Any liability for payments hereunder during the Term (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

36.07. If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant’s sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

36.08. Intentionally omitted.

36.09. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would create any work stoppage, picketing labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

36.10. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in passing through the Demised Premises or any part thereof.

36.11. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Tenant and Landlord each hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey, as Landlord or Tenant as plaintiff may elect. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non coveniens. If any provision of this Lease shall, be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Tenant specifically agrees to pay all of Landlord’s costs, charges and expenses, including attorneys’ fees, incurred in connection with any document review requested by Tenant and upon submission of bills therefor. In the event Landlord permits Tenant to examine Landlord’s books and records with respect to any Additional Charge imposed under this Lease, such examination shall be conducted at Tenant’s sole cost and expense and shall be conditioned upon Tenant retaining an independent accounting firm for such purposes which shall not be compensated on any type of contingent fee basis with respect to such examination. Wherever in this Lease or by law Landlord is authorized to charge or recover costs and expenses for legal services or attorneys’ fees, same shall include, without limitation, the costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services.

36.12. Upon request made not more than two (2) times in any twelve (12) month period, Tenant shall furnish to Landlord a copy of its then current audited financial statement (provided however that an unaudited statement certified as true and complete by Tenant’s senior financial officer shall be acceptable in the event audited statements are not prepared for Tenant) which shall be employed by Landlord for purposes of financing the Demised Premises and not distributed otherwise without prior authorization of Tenant.

36.13. (i) Tenant represents that the NAICS code number applicable to Tenant’s operations is 424310 which, as of the Commencement Date, does not subject the Demised Premises to the requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”) and applicable regulations, N.J.A.C. 7:26B-1.1 et seq.

(ii) Not later than ninety (90) days prior to the Expiration Date, Tenant shall provide to Landlord an affidavit, executed by a duly authorized officer of Tenant, setting forth the following: (a) the NAICS code applicable to the operations performed at the Demised Premises; and (b) the type and amounts of any hazardous substances (as defined in N.J.A.C. 7:1E-1.6) treated, stored, disposed of, handled, or used in Tenant’s operations, except for such hazardous substances that may be ingredients in typical janitorial, maintenance, photography, warehouse, office and light assembly supplies so long as same are stored, handled and disposed of properly. During the term, Landlord reserves the right to require Tenant to execute an affidavit in similar form for any transaction which Landlord reasonably believes may trigger the requirements of ISRA, including without limitation, an assignment of this Lease, a subtenancy, or a sale or transfer of direct or indirect ownership or control of Tenant (a “Triggering Event”).

(iii) In the event Tenant, or the New Jersey Department of Environmental Protection (“NJDEP”) determines that ISRA is applicable to a Triggering Event or Tenant’s cessation of operations at the Demised Premises, Tenant shall satisfy its obligations under ISRA prior to its lease termination date by securing an unconditional Response Action Outcome (or its equivalent in the event of a change of law) from a New Jersey Licensed Site Remediation Professional (“LSRP”) reasonably acceptable to Landlord with respect to the Demised Premises. Notwithstanding the foregoing, in the event that the LSRP identifies areas of concern that are attributable solely to Landlord or other third parties (e.g., historic fill, railroad sidings, underground storage tanks, or such other areas of concern reasonably determined by the LSRP to have existed prior to the date Landlord delivers possession of the Demised Premises to Tenant) (“Landlord AOCs”), Landlord shall be solely responsible, at its sole cost and expense, for investigating and remediating such Landlord AOCs. Except for the Landlord AOCs for which Landlord is responsible, Tenant shall bear sole responsibility for any investigation and cleanup costs, fees, penalties, or damages associated with ISRA compliance, including any supplemental obligations which may arise from any audit of the LSRP, or his/her work, whether such audit is performed by the NJDEP, or the LSRP licensing board. This requirement shall survive the termination of the Lease. In the event that Tenant is unable to complete its ISRA compliance obligations by the date of its lease termination, Landlord shall continue to provide Tenant with reasonable access to the Demised Premises, provided that any work undertaken by Tenant shall be performed in such a manner as to minimize interference with Landlord’s or any other tenant’s use of the Demised Premises. However, Landlord reserves its rights to deem Tenant a holdover tenant in the event that Tenant’s ISRA compliance unreasonably restricts the Landlord’s use of the Demised Premises.

(iv) Both Landlord and Tenant shall cooperate with each other with respect to any ISRA compliance obligations with respect to the Demised Premises which shall include, but not limited to, the sharing of all correspondence, documents, data and reports, including sampling results submitted to or received from any LSRP, governmental agency or third party.

36.14. Tenant certifies that: (i) It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

HARTZ ENTERPRISE LLC

By:	/s/ Phillip R. Patton
Phillip R. Patton
Executive Vice President

THE REALREAL, INC.

By:	/s/ Matt Gustke
	Name:	Matt Gustke
	Title:	CFO

Copyright © Hartz Mountain Industries, Inc. 2018. All Rights Reserved. No portion of this document may be reproduced without the express written consent of Hartz Mountain Industries, Inc.

RIDER TO LEASE DATED JUNE 5, 2018, BETWEEN HARTZ ENTERPRISE LLC, AS LANDLORD AND THE REALREAL, INC., AS TENANT.

R1. If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall resolve in every instance in favor of the provisions of this Rider.

R2. Option to Renew: Provided Tenant is not then in monetary or material non-monetary default of any of the terms and provisions of this Lease beyond applicable notice and cure periods, and provided Tenant has not sublet more than [***] percent of the Demised Premises in the aggregate to one or more third-party subtenants (i.e., subtenants that are not parents, subsidiaries or affiliates of Tenant), Tenant shall have [***] to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire, [***], upon the following terms and conditions:

a. If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is [***] before the beginning of the Extended Period. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of each such option.

b. If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within [***] after request of either party following the effective exercise of such option, however, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised, provided, however, that the parties’ failure to do so shall not invalidate Tenant’s exercise of such option.

c. The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extended Period and, provided further, that in the Extended Period the Fixed Rent during the first twelve (12) months of the Extended Period shall be at Fair Market Value (“FMV”). FMV shall be determined by mutual agreement of the parties. If the parties are unable to agree on the FMV within [***] of Tenant’s exercise of its option, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser within [***] of Tenant’s exercise of its option, each party shall select one Appraiser to appraise the FMV. All appraisals shall be rendered within [***] of appointment of the respective Appraiser appointed under this paragraph. If the difference between the two appraisals is [***]% or less of the lower appraisal, then the FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than [***]% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV. The cost of the third appraisal shall be borne equally by the parties. If the two Appraisers

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shall be unable to reach agreement upon the third Appraiser within [***] of Tenant’s exercise of its option, either party may contact the nearest office of the American Arbitration Associations (the “Association”) and request that the Association select an independent Appraiser to determine the FMV in accordance with the provisions of this Paragraph R2. Upon the Association’s designation of such Appraiser, such Appraiser shall be deemed to be the third Appraiser for purposes of this Paragraph R2. Landlord and Tenant shall split evenly the fees and expenses of the Association in selecting the third Appraiser and shall each pay their own costs and expenses of working with the Association in connection with such selection. Upon such date as shall be designated by the third Appraiser by written notice to Landlord and Tenant (which date shall be no sooner than [***] of the delivery of such notice), Tenant’s Appraiser and Landlord’s Appraiser each shall submit to the third Appraiser its written determination of the FMV for the Demised Premises for the first year of the applicable Extended Term. If only one party’s Appraiser shall submit such a written determination by the date designated by the third Appraisers, such party’s Appraiser’s determination of the FMV shall be conclusive and binding upon the parties and shall be the Fixed Rent during the first year of the applicable Extended Period. If both parties’ Appraisers shall timely deliver their written determinations of the FMV for the Demised Premises for the first year of the applicable Extended Term to the third Appraiser, the third Appraiser shall select the determination which is closest to the third Appraiser’s own determination of the FMV for the Demised Premises for the first year of the applicable Extended Term, and such determination shall be the Fixed Rent for the Demised Premises during the first year of the applicable Extended Term. The third Appraiser must select one of the two submitted determinations; it may not select its own determination. The third Appraiser shall provide notice of its selection to Landlord and Tenant within [***] of its receipt of the last of the Appraisers’ determination. Anything to the contrary contained herein notwithstanding, the Fixed Rent for the first year of the Extended Period shall not be less than the Fixed Rent for the twelve (12) month period immediately preceding the Extended Period for which the Fixed Rent is being calculated and the Fixed Rent shall increase by [***] annually on each anniversary of the commencement of each Extended Period.

d. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised.

e. Landlord shall have the right, for [***] after receipt of notice of Tenant’s election to exercise any option to extend the Term, to reject Tenant’s election if Tenant gave such notice while Tenant was in default in the performance of any of its monetary or other material non-monetary obligations under the Lease, beyond applicable notice and cure periods and such rejection shall automatically render Tenant’s election to exercise such option null and void and of no effect.

f. The option provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

R3.-R7. Intentionally omitted.

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R8. HVAC Warrantee: Notwithstanding the provisions of Section 17.02 of the Lease, for the period beginning on the Commencement Date and ending on the first anniversary thereof (the “Warrantee Period”) Landlord shall be responsible at its sole cost and expense for performing all repairs and replacements to the existing roof top HVAC units at the Building (the “HVAC”), provided that during the Warrantee Period, Tenant will contract with a reputable HVAC contractor for a maintenance contract and no repairs or replacement required during the Warrantee Period shall be occasioned by the misuse or negligent or wrongful acts of Tenant or its employees, agents, or contractors. Any claim made hereunder must be made upon Landlord within the Warrantee Period. If Tenant shall make such a claim, Landlord shall promptly perform the required repair and/or replacement even if same is not completed by the expiration of the Warrantee Period. Thereafter, Tenant shall repair and maintain the HVAC units at a cost not to exceed $[***] per unit during any given twelve (12) calendar month period for one or more of the HVAC units. Landlord shall reimburse Tenant for such sums reasonably incurred that exceed such $[***] per year threshold via a credit against the following month(s) Fixed Rent. If any of the HVAC units shall have reached the end of its useful life and shall require replacement, as reasonably determined by Landlord, the actual, reasonable, out-of-pocket, third party cost of replacing the unit shall be amortized in accordance with generally accepted accounting principals, on a straight line basis in monthly installments over the useful life of the replacement unit, as reasonably estimated by Landlord, and for each month during the remainder of the Lease Term Tenant shall pay an amount equal to such amortized monthly installments of the replacement cost of the unit. Such payments shall be deemed to be an Additional Charge and shall be due on the first of the month together with Tenant’s payment of the monthly installment of Fixed Rent due for such month; provided, however, that (i) in no event shall Tenant have any obligation to pay any such monthly installments until Landlord shall deliver an invoice for same accompanied by copies of the third party invoices submitted in connection with the replacement of the applicable HVAC unit and (ii) Tenant shall have no obligation to reimburse Landlord for any of the amortized replacement costs that relate to any period from and after the expiration of the term of this Lease.

R9. Roof Membrane: Amending Section 17.02 of the Lease, Landlord shall, at its sole cost and expense, maintain the roof and roof membrane and Tenant shall pay for same as an Operating Expense hereunder at the annual rate of $[***] multiplied by the Floor Space of the Demised Premises (the “Roof Supplement”). When the roof and roof membrane has reached the end of its useful life, as reasonably determined by Landlord or, promptly upon Landlord receipt of written notice from Tenant that the roof membrane’s condition is adversely impacting Tenant’s use and enjoyment of the Demised Premises in more than a de minimis manner, whichever is earlier, Landlord shall install a new membrane or replace the roof membrane at the sole cost and expense of Landlord except to the extent such replacement is required due to the acts of Tenant or its agents. Following any such replacement, Tenant may elect upon not less than thirty (30) days notice to Landlord to maintain the roof and roof membrane (but not the roof structure) at its cost and expense, in which event the Roof Supplement shall cease, or to continue to pay the Roof Supplement, in which event Landlord shall continue to be responsible for all costs and expenses of maintaining and repairing the roof and the roof membrane other than for such costs and expenses as shall be required to repair damage caused by the acts of Tenant or its agents, employees or contractors.

R10. Sprinkler: Landlord, as part of Landlord’s Work, shall install ESFR sprinklers through the warehouse portions of the Demised Premises. Tenant shall be responsible for any sprinkler upgrades in the office, warehouse or studio areas.

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R11. Signage and Building Name:

a. Subject to Tenant’s compliance with all applicable Legal Requirements and the rights of other tenants in the Building, Tenant shall have the right to install signage on the exterior or interior of the Demised Premises and the Building, including, without limitation, pylon and/or monument signs (but not including roof signage), as Tenant shall deem necessary or appropriate after receipt of Landlord’s approval, which shall not be unreasonably withheld, delayed or conditioned. Such signs shall advertise only Tenant and any of its approved subtenants or assigns in the Demised Premises and shall not advertise any third parties. Tenant shall supply Landlord with copies of all permits and shall remove and restore any affected areas at the expiration or earlier termination of this Lease.

b. Landlord may erect “For Let” and similar signs on the exterior of the Building and/or on the Land during the last nine (9) months of the Term or following a monetary or other non-monetary default not cured within the applicable notice and cure period, but during the Term Landlord may not erect any other signs on the exterior walls of or in the Demised Premises, the right to install such signs being exclusive to Tenant except as otherwise stated herein.

R12. Subordination and Non-Disturbance:

a. Landlord represents to Tenant that there are no Mortgages or Superior Leases encumbering the Demised Premises or any portion thereof as of the date of this Lease except for the Mortgage and Security Agreement, given by Landlord, as mortgagor, to or for the benefit of Teachers Insurance and Annuity Association of America (“Teachers”) dated November 12, 2015 and recorded November 17, 2015 in Book 18637 Page 470.

b. Landlord shall use commercially reasonable efforts to cause any Superior Mortgagee to enter into their standard form of non-disturbance, attornment and subordination agreement with Tenant, provided that Tenant shall execute such document and with respect to Teachers only: Provided that Tenant first executes the SNDA in the form annexed as Exhibit G, Landlord shall cause Teachers to countersign such SNDA within thirty (30) days following the date of this Lease and Tenant shall pay the reasonable fee in connection therewith charged by Teachers, except no fee shall be charged should Tenant execute the form annexed as Exhibit G without any changes.

c. Landlord shall cause the holder of any future Mortgage to enter into their standard form of non-disturbance, attornment and subordination agreement with Tenant unless such future Superior Mortgagee is subordinate to the Lease.

R13. Landlord Representations and Covenants: Landlord represents to, and covenants with, Tenant as follows:

a. There are no easements or other matters of record with respect to the Demised Premises or any portion thereof which materially restrict the use of the Demised Premises for the Permitted Uses.

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b. To Landlord’s knowledge, neither the Demised Premises nor any part thereof has been the subject of a remediation, an ISRA trigger, a no further action letter, or a response action outcome.

R14. Landlord Alterations, Improvements and Repairs:

a. Landlord shall not unreasonably interfere with Tenant, its subtenants or assigns or any of the business operations at the Demised Premises while performing any such alterations and/or improvements and shall conduct any work in connection therewith so as to minimize interference to the extent commercially practicable. Tenant shall be permitted to condition its consent to any such alterations or improvements upon Landlord scheduling on-site work with Tenant in advance and conducting such work on such dates and/or at such times as Tenant shall reasonably require to minimize any disturbance to or interference with the business operations in the Demised Premises (but shall not require any such work during overtime hours). In no event shall Landlord shall make any alterations or improvements to the Demised Premises (including, without limitation, alteration of any curb cuts leading into the Building’s truck court or any utilities servicing the Building), nor shall Landlord grant any utility or other easements or rights with respect to any of the Demised Premises, if such alterations, improvements, easements or other rights would interfere with Tenant’s use and/or enjoyment of the Demised Premises, other than to a de minimis extent.

b. If during the Term the Floor Space of the Development is decreased by more than [***] percent, whether due to casualty, condemnation, the exercise of eminent domain, the sale of any Floor Space or any other reason, the Floor Space of the Development shall be deemed to be not less than [***] percent of the Floor Space of the Development as of the date of this Lease for purposes of determining the Building Fraction.

c. Other than in the event of an emergency, Tenant shall have the right to have a representative present at all times Landlord or any of its employees, agents, contractor or representative are present in or about the Demised Premises. Any and all work performed by Landlord in or about the Demised Premises shall be performed in a good and workmanlike manner in accordance with all applicable Insurance Requirements and Legal Requirements. Landlord shall not unreasonably interfere with Tenant, its subtenants or assigns or any of the business operations at the Demised Premises while performing any such alterations and/or improvements and shall conduct any work in connection therewith so as to minimize any such interference to the extent commercially practicable. Tenant may require that any such work be scheduled with Tenant in advance and conducted on such dates and/or at such times as Tenant shall reasonably require to minimize any disturbance to or interference with the business operations in the Demised Premises (but not during overtime hours). In no event shall Landlord have the right to stage work to areas outside of the Demised Premises from within the parking lots or other areas of the Demised Premises if such staging would or does materially interfere with Tenant’s business operations. Any pipes, conduits and other like installations shall to the extent practicable be installed behind walls, ceilings or floors or within columns. In no event shall the usable area of the Building be permanently reduced by such alterations, improvements or other work performed by or on behalf of Landlord.

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R15. Tenant Alterations and Improvements:

a. Tenant shall be permitted to paint the interior of the Building or any portion thereof, install carpeting and make other decorative alterations upon advance notice to Landlord but without Landlord’s consent.

b. All alterations and improvements performed by or on behalf of Tenant shall be deemed to be Tenant’s Property during the Term of the Lease and Tenant shall be the sole party entitled to depreciate same as an asset for tax purposes.

c. If Landlord shall have the right to and shall require that Tenant use a contractor designated by Landlord to perform any alterations, improvements, maintenance, repairs or other work to the Demised Premises, Landlord shall cause such contractor to provide its services to Tenant at competitive market rates.

R16. Zoning; Storage of Materials; Exclusive Use:

a. Landlord shall not apply for any change to the zoning for the Demised Premises, or consent to any such change if the effect thereof would impact in any material manner upon Tenant’s right to use the Demised Premises for the Permitted Uses during the Term.

b. Materials stored in the Building shall not be considered to be hazardous materials merely because they contain components or materials which, by themselves in concentrated quantities, would be considered hazardous materials. By way of example, but not limitation, the storage of oil paintings in the Building would not be deemed to be the improper warehouse of hazardous materials merely because the oil paint on the paintings, if stored in concentrated quantities, would be deemed to be an improper storage of hazardous materials.

c. Except as otherwise expressly provided in the Lease to the contrary, Landlord shall not prevent Tenant from having access to the Demised Premises twenty-four (24) hours per day, seven (7) days, three hundred sixty five days per year (three hundred sixty six days per year in any leap year).

R17. Environmental Indemnity: Landlord agrees that it shall defend, indemnify and save Tenant harmless from and against all claims, loss, damage, liability and expense (including reasonable attorney’s fees and expenses) which the Tenant may sustain as a result of or on account of non-compliance of the Demised Premises with the Environmental Laws as the result of conditions existing on the Demised Premises (a) prior to the Commencement Date and/or (b) which were caused by Landlord, or its agents, and employees after the Commencement Date (except to the extent caused by Tenant, its agents, invitees, or employees). Environmental Laws are defined as laws, statutes, ordinances or regulations relating to the discharge of “Hazardous Substances”, as defined under New Jersey law N.J.A.C. 7:1E-1.7, into the air, water, lands or groundwaters of the State of New Jersey, or the United States of America.

R18. No Violations: Supplementing Article 12, Landlord represents that to the best of its knowledge there are no current open violations of Legal Requirements affecting the Demised Premises and in the event a violation is issued prior to the Commencement Date and the issuance of same did not arise through the action of Tenant, its employees, agents or contractors or anyone acting on their behalf, Landlord shall cure such violation at its sole cost and expense.

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R19. Right to Terminate: Notwithstanding anything contained herein to the contrary, if the Commencement Date does not occur on or before December 31, 2018 except to the extent the delay in the Commencement Date arises from the actions of Tenant or its agents, employees or contractors or anyone acting on their behalf, Tenant may, as its sole and exclusive remedy, terminate this Lease upon two days’ written notice to Landlord (which notice must be delivered by Tenant to Landlord prior to the Commencement Date, time being of the essence, or such right to terminate will be deemed waived), and, promptly upon such termination, Landlord shall return to Tenant all monies, letters of credit and/or other security or other payments previously made or remitted by Tenant to Landlord, which obligation of Landlord shall survive such termination. Upon such termination, except for the foregoing obligation of Landlord, neither party shall have any further obligation under or in respect of this Lease.

R20. Landlord’s Defaults: If Landlord fails to perform any of its obligations under this Lease (a “Landlord Default”), Tenant may give Landlord notice specifying the Landlord Default. A Landlord Default must be cured (i) for monetary defaults within fifteen (15) days after receiving notice from Tenant; or (ii) for non-monetary defaults within thirty (30) days after receiving notice thereof, however for those that cannot reasonably be cured within thirty (30) days, within a reasonable period of time thereafter provided that Landlord has commenced its cure within such thirty (30) day period and thereafter prosecutes its cure to completion with commercially reasonable and diligent efforts. If the Landlord Default is not corrected within the applicable cure period, the Tenant shall have all rights powers or remedies permitted by law but under no circumstances shall Tenant be permitted to offset any sums incurred against Rent due under the Lease.

R21. Required Landlord Payments to Tenant: No payment by Landlord or receipt or acceptance by Tenant of a lesser amount than the correct payment or reimbursement due Tenant from Landlord shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Tenant may accept such check or payment without prejudice to Tenant’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

R22. Landlord’s Work and Tenant’s Delays: Tenant shall not be charged with a Tenant Delay for delay in Landlord’s Work resulting from changes to Landlord’s Work requested by Tenant, including, without limitation, requested changes involving long lead-time items, unless (i) prior to approving such changes Landlord notifies Tenant of the estimated delay in Landlord’s Work likely to result from such changes, and (ii) Tenant provides notice to Landlord requesting that Landlord proceed with the requested change. In no event shall Tenant be charged with a Tenant Delay for a delay in submitting or approving plans or other information or materials unless Tenant shall fail to provide plans, information or other submissions, or consents or approvals, expressly provided for in the Lease within the time periods expressly set forth in the Lease.

R23. Landlord’s Waiver of Consequential Damages: Other than a holdover beyond the Expiration Date, in no event shall Tenant be liable to Landlord with respect to any consequential, exemplary or punitive damages in connection with this Lease and/or Tenant’s use and occupancy of the Demised Premises.

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R24. Loss of Service: If due to any activities of Landlord (i) Tenant shall lose commercially reasonable access to the Building or commercially reasonable access to a material portion of the parking areas or truck access which prevent Tenant from conducting its normal business activities in the Building, or (ii) the delivery of electricity or other utility or service required for Tenant to conduct its normal business activities in the Building shall be interrupted, or (iii) if Tenant shall lose the ability to use all or a significant portion of the Building for Tenant’s normal business activities and the condition created in (i), (ii) or (iii) continues for five (5) consecutive Business Days during which time Tenant is prevented from and does not use the affected areas, then all Rent shall abate with respect to the affected area of the Building for the period of time following forty-eight (48) hours after Tenant has given written notice to Landlord of such loss and shall continue until the earlier of (x) the day the condition giving rise to such abatement no longer exists, or (y) the date Tenant resumes business activities in the area(s) affected.

HARTZ ENTERPRISE LLC

By:	/s/ Phillip R. Patton
Phillip R. Patton
Executive Vice President

THE REALREAL, INC.

By:	/s/ Matt Gustke
	Name:	Matt Gustke
	Title:	CFO

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Schedule 1 Fixed Rent
Period	Annual Fixed Rent			Monthly Installments
First Rent Year	$	[***	]	$	[***	]
Second Rent Year	$	[***	]	$	[***	]
Third Rent Year	$	[***	]	$	[***	]
Fourth Rent Year	$	[***	]	$	[***	]
Fifth Rent Year	$	[***	]	$	[***	]
Sixth Rent Year	$	[***	]	$	[***	]
Seventh Rent Year	$	[***	]	$	[***	]
Eighth Rent Year	$	[***	]	$	[***	]
Ninth Rent Year	$	[***	]	$	[***	]
Tenth Rent Year	$	[***	]	$	[***	]

The first Rent Year shall commence on the Commencement Date and expire at 11:59 p.m. on June 30, 2020. Each succeeding Rent Year shall commence on July 1 and expire at 11:59 p.m. on June 30; provided, however, that the Tenth Rent Year shall expire on the Expiration Date.

Sch 1-1

Schedule 2

Operating Expense Exclusions

•	Rentals and other related expenses, if any, incurred in leasing capital items.

•	Ground rent.

•	Payment of principal, finance charges or interest on debt or amortization on any mortgage or any penalties assessed as a result of Landlord’s late payments of such amounts.

•	Impact fees and other costs and expenses paid or incurred in connection with the initial development and construction of the Development Common Areas.

•	Charitable or political contributions.

•	The cost of repairs, replacements or other work occasioned by fire, windstorm or other casualty, except to the extent of any commercially reasonable deductible.

•	The cost of repairs, replacements or other work occasioned by the exercise of eminent domain.

•	All costs of correcting latent defects, including any allowances for same, in the initial construction of the Development Common Areas.

•

The cost of any judgment, settlement or arbitration award resulting from liability of Landlord which is the result of gross, negligence, willful misconduct or fraud of Landlord and all expenses incurred in connection therewith.

•	Salaries, benefits, wages, fees, etc. for employees above the grade of building manager or for directors, officers, partners or members of Landlord.

•

Except for the management fee set forth in the Lease, any overhead or profit increments to any subsidiary or affiliate of Landlord for services to the extent that the costs of such services exceed competitive costs for comparable services rendered by persons or entities of similar skill, competence and experience, other than a subsidiary or affiliate of Landlord.

•

Any costs of Landlord’s general overhead, including general and administrative expenses, which costs would not be chargeable to operating expenses in accordance with generally accounting principals, consistently applied.

•

Any otherwise includible costs of correcting defects or replacing defective equipment to the extent such costs are recovered under warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord.

Sch 2-1

•

All costs and expenses associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Development Common Areas, including accounting and legal matters, costs of defending any lawsuits with any Landlord’s Mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Development Common Areas, costs of any disputes between Landlord and its employees (if any) not engaged in operation of the Development Common Areas, disputes of Landlord with managers of the Development Common Areas, or fees or costs paid in connection with disputes where such employee provides services.

•	Depreciation and amortization (except as otherwise permitted in the definition of Operating Expenses).

•	Costs and expenses relating to Landlord’s willful misconduct or willful violation of law.

•	Reserves.

•	Costs and expenses which under GAAP would not be considered operating expenses (except for capital items otherwise permitted in the definition of Operating Expenses).

•	Operating Expenses to be reduced by insurance proceeds.

Other Applicable Provisions:

•	To the extent that employees are not employed exclusively at the Development Common Areas, the costs and expenses with respect to such employees should be pro-rated.

Sch 2-2

EXHIBIT A

DEED DESCRIPTION

60 ENTERPRISE AVENUE

(LOT 9, BLOCK 57)

Exhibit A-1

EXHIBIT B

Exhibit B-1

EXHIBIT C

LANDLORD’S WORKLETTER

THE REALREAL, INC.

60 ENTERPRISE AVENUE

SECAUCUS, NEW JERSEY

Landlord at its sole cost and expense shall perform the following:

1.	Construct demising walls within the Building to provide Tenant with secure and exclusive access to the Demised Premises.

2.	Install new ESFR sprinklers throughout the warehouse portion of the Demised Premises and deliver any other existing sprinklers in good working order.

3.	Remove or secure the doors providing access to and from the adjacent tenant’s premises, if any.

4.	Repaint lst floor office selections from Landlord’s standard finishes.

5.	Recarpet office selections from Landlord’s standard finishes.

6.	Existing bathrooms and the kitchen/pantry shall be delivered in clean and functioning order.

7.	Make all necessary repairs to deliver the loading dock doors and any existing levelers in good working order.

8.	Make all necessary repairs and replacements to existing overhead lighting and exterior lighting so as to deliver them in good working order.

9.	Fix any broken windows so that there is no broken glass and all windows are operational.

10.	Deliver existing roof in leak free condition.

11.	Install panic bar on the door located at the top of the mezzanine stairwell.

12.	Remove any protruding portions of racking system bolts which protrude from the warehouse floor, if any.

13.	Repair two potholes near existing drive-in door and re-stripe all parking areas.

14.	Deliver all existing mechanical (including HVAC) and plumbing systems and loading doors in good working order.

END.

Exhibit C-1

EXHIBIT D

MULTI-WAREHOUSE

RULES AND REGULATIONS

1. The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress and egress from such tenant’s premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2. Landlord may refuse admission to the Building outside of Business Hours on Business Days to any person not known to the watchman in charge, or not having a pass issued by Landlord or the tenant whose premises are to be entered, or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

3. No tenant shall obtain or accept for use in its premises towel, barbering, bootblacking, floor polishing, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are comparable to similar charges in other comparable buildings in Hudson County. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or its employees, licensees or invitees, shall be paid by such tenant.

5. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or be used in connection with, any window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord.

Exhibit D-1

6. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

7. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

8. No showcase or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

9. Linoleum, tile or other floor covering shall be laid in a tenant’s premises only in a manner first approved in writing by Landlord.

10. No tenant shall mark, paint, drill into, or in any way deface any part of its premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

11. No vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant of the Building.

12. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

13. No tenant, nor any tenant’s contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance.

14. Additional locks or bolts of any kind which shall not be operable by the grand master key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said grand master key. Additional keys for a tenant’s premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord such tenant shall pay to Landlord the cost thereof.

EXHIBIT D-2

15. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or this Lease. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this RULE or of RULE 2 hereof.

16. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use its premises or any part thereof to be used for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

17. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

18. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such a manner as Landlord shall determine.

19. Except as is expressly permitted in such tenant’s Lease, no machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s premises without Landlord’s prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

20. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

21. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

EXHIBIT D-3

22. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

23. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

24. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant’s Lease.

25. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference.

26. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenants who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

27. All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

28. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

29. All windows in each tenant’s premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises.

30. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

EXHIBIT D-4

31. Sustainability: Tenant shall use its reasonable efforts to ensure effective and energy efficient operation of the Demised Premises. Accordingly:

(i) Tenant shall not waste electricity, water, heat, air conditioning, and other utilities and services at the Demised Premises; and

(ii) Tenant shall not obstruct, alter, or in any way impair the efficient operation of the Building’s heat, air conditioning, and ventilation systems. To this end, Tenant shall:

(A) Not place furniture, equipment, or other objects where they would interfere with air flow;

(B) Keep corridor doors closed and not open any windows (except if air circulation shall not be in operation, windows may be opened with Landlord’s consent; and

(C) During hot weather months, lower and partially close window blinds or drapes when the sun’s rays fall directly on windows or the Premises.

(D) Use, to the maximum extent economically practicable, energy efficient materials and supplies, including but not limited to fluorescent light fixtures and bulbs, waterless plumbing fixtures, and such other items consistent with Landlord’s specifications, which specifications may be amended by Landlord from time to time.

(E) Upon reasonable written request of Landlord, provide Landlord with copies of its utility bills, or authorize the various utilities (e.g. providers of electric, gas, and water) to provide copies of such bills directly to Landlord.

(F) Recycle waste materials to the maximum extent economically practicable, and in all events in compliance with applicable solid waste management laws and regulations.

EXHIBIT D-5

EXHIBIT E

STANDBY LETTER OF CREDIT

DRAFT of Standby Letter of Credit

Draft for discussion purposes only

begin format

BENEFICIARY:	Letter of Credit number: [***]
Hartz Enterprise LLC	Date:
400 Plaza Drive
PO Box 1515
Secaucus, NJ 07096

Ladies and Gentlemen:

At the request and for the account of The RealReal, Inc., 55 Francisco Street, Suite 600, San Francisco, CA 94133, we hereby establish our standby letter of credit number [***] in your favor in the amount of [***] (hereinafter the “maximum amount”) available with us at our office listed below, by payment of your draft(s) drawn on us at sight accompanied by the following:

1. The original of this letter of credit and all amendments (if any).

2. Statement purportedly signed by the beneficiary stating the following:

“This demand is pursuant to the lease dated May 31, 2018, as subsequently amended, by between the applicant and the beneficiary.”

Partial and Multiple drawings under this letter of credit are permitted. We shall, after each presentation of this letter of credit, return the same to you, marking this letter of credit to show the amount paid by us and the date of such payment.

Each draft must be marked “Drawn under Pacific Western Bank Letter of Credit number [***].”

EXHIBIT E-1

This letter of credit expires at our office listed below at 5 p.m. eastern time on May 31, 2019.

Notwithstanding the foregoing, this letter of credit shall be automatically extended for a period of one year unless at least sixty (60) calendar days prior to any expiration date we have sent written notice to your above address by courier that we elect not to renew this letter of credit for such additional period. In any event, this letter of credit will not be extended beyond August 31, 2029.

Notwithstanding any provision herein to the contrary, our aggregate obligation to honor such drafts under this letter of credit shall not exceed the maximum amount, as reduced by prior draws.

If any instructions accompanying a drawing under this letter of credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This letter of credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the letter of credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our below-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this letter of credit. Each transfer shall be evidenced by our endorsement on the reverse of the original of this letter of credit, and we shall deliver the original of this letter of credit so endorsed to the transferee. Without prejudice to the foregoing, such transfer shall be permitted without our approval, provided that such transfer is not in favor of any person or entity identified on a then-current list of specially Designated Nationals and Blocked Persons provided by the Office of Foreign Assets Control of the U.S. Department of the Treasury. All charges in connection with any transfer under this letter of credit shall be paid by the beneficiary at the time written notice of a transfer is submitted, provided payment of any transfer fee shall not be a condition precedent to the effectiveness of the transfer.

This letter of credit shall be promptly surrendered to us by you (or any subsequent transferee) upon expiration.

Except so far as otherwise expressly stated, this Standby Letter of Credit is subject to the International Standby Practices ICC Publication No. 590 (the “ISP98”).

EXHIBIT E-2

We engage with you that each draft drawn under and in compliance with the terms of this letter of credit will be duly honored on delivery of the specified documents, if presented at this office during regular business hours: 475 Fifth Avenue, 18th Floor, New York, N.Y. 10017 Attn:Trade Finance Dept.

Very truly yours,

Pacific Western Bank

end format

Agreed to and accepted by:

APPLICANT

EXHIBIT E-3

Exhibit A Pacific Western Bank Letter of Credit No. Date:

Pacific Western Bank

Trade Services

475 Fifth Ave, 18th Floor

New York, NY 10017

Subject: Your Letter of Credit No. ________

Ladies and Gentlemen:

For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased. to:

Insert name of transferee

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified.

Very truly yours,

Insert name of transferor

By:

Name:

Title:

EXHIBIT E-4

Signature of Transferor Guaranteed

Insert name of bank

By:

Name:

Title:

EXHIBIT E-5

EXHIBIT F

TENANT’S WORK

1.	Install Racking, Shelving & Conveyors which shall be similar systems to those in 35 Enterprise;

2.	Install Electrical Work/Lighting as required within the demised premises as required for their use:

a.	Tenant may alter/add electrical distribution panels as required for their use.

b.	Tenant will install electrical outlets within the demised premises as required for their use.

c.	Tenant will install telecommunication and data cabling throughout the Demised Premises;

3.	Install security system;

4.	Install material handling equipment;

5.	Construct a deck high partition for a mixed use area encompassing a photo studio, locker/lunch room, IT room, etc.;

6.	Install rooftop HVAC unit or units as indicated on the Space Plan, prepared by Studio B and dated May 23, 2018 (the “Space Plan”)

a.	A Structural Engineer will review the rooftop equipment and confirm if there is any structural reinforcement to the building required

b.	Tenant will relocate and/or add additional gas fired heaters within the warehouse space as designed by the Engineer and as per local building codes

c.	Tenant may install supplemental cooling system in the IT Room and a condenser on the roof

7.	Walls:

a.	All walls will be constructed of metal studs & drywall;

b.	wall thickness will be determined by the Architect and as required by local building codes;

c.	walls will be spackled;

8.	Ceilings: Ceilings will be Acoustic hung ceilings grid and tile by Armstrong or equal manufacturer;

EXHIBIT F-1

9.	Flooring: Flooring will be either, carpet, VCT, LVT, Ceramic or sealed concrete;

10.	Plumbing: Plumbing alterations will be done in accordance with local building codes;

11.	Fire Protection System: Tenant shall alter the existing fire sprinkler and fire alarm systems as per their Engineers design and per local building codes;

12.	Additional work to be determined in accordance with the Space Plan.

EXHIBIT F-2

EXHIBIT G

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 (“Lender”) and,                      a an individual name/of/state corporation limited liability company general partnership limited partnership d/b/a/ with its principal place of business at                      (“Tenant”).

RECITALS:

A. Lender has made or is about to make a loan (together with all advances and increases, the “Loan”) to                      , a an individual corporation limited company general partnership limited partnership Borrower”).

B. Borrower, as landlord, and Tenant have entered into a lease dated                      as amended by amendments dated                      (the “Lease”) which leased to Tenant Suite No.                      Floor                     Store No. (the “Leased Space”) located in the Property (defined below).

C. The Loan is or will be secured by the Open-End Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of                      , State or Commonwealth of                      (together with all advances, increases, amendments or consolidations, the “Mortgage”) and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the “Assignment”), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the “Rent”).

D.    The Mortgage encumbers the real property, improvements and fixtures located at                      in the City of                      , County of                      , State or Commonwealth of                      , commonly known as                      , and described on Exhibit “A” (the “Property”).

IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

1. The Lease and all of Tenant’s rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender’s rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender’s prior consent.

2.    This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.

EXHIBIT G-1

3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.

4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

(a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant’s possession of the Leased Space will not be disturbed;

(b) If Lender or any other entity (a “Successor Landlord”) acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a “Foreclosure”), Tenant’s possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

(c) If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.

5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant’s attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord’s request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

6. Successor Landlord will not be:

(a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

(b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

(c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and Landlord;

(d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender’s prior consent;

EXHIBIT G-2

(e) bound by any reduction of the term1 of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender’s prior consent;

(f) bound by any amendment, renewal or extension of the Lease entered into without Lender’s prior consent if the Leased Space represents [***] % or more of the net rentable area of the building in which the Leased Space is located;

(g) INCLUDE ONLY FOR SHOPPING CENTER LEASES bound by any amendment, renewal or extension of the Lease entered into without Lender’s prior consent, if Tenant is a major department store or anchor tenant;

(h) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

(i) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:

(i) bound by any such obligations provided for in the Lender-approved form lease;

(ii) bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and

(iii) bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds;

or

(j) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.

7. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

[1]	For purposes of this subparagraph “the term of the Lease” includes any renewal term after the right to renew has been exercised.

EXHIBIT G-3

8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord’s interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

10. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

14. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

15. INCLUDE ONLY IN SNDA’S SIGNED POST-CLOSING Tenant certifies that: the Lease represents the entire agreement between the landlord under the Lease and Tenant regarding the Leased Space; the Lease is in full force and effect; neither party is in default under the Lease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Lease; Tenant has entered into occupancy and is open and conducting business in the Leased Space; and all conditions to be performed to date by the landlord under the Lease have been satisfied.

EXHIBIT G-4

IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as of                     , 199    .

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation

By:
Name:
Title:

Insert Name of Tenant ,

a an individual _ corporation limited liability company general partnership limited partnership d/b/a/_.

By:
Name:
Title:

OBSERVE ALL STATE SPECIFIC REQUIREMENTS FOR EXECUTION OF A RECORDABLE DOCUMENT AND ADD STATE-APPROVED FORMS OF ACKNOWLEDGEMENT

EXHIBIT G-5

ACKNOWLEDGMENT

State of

County of

On this the      day of                     , 199     before me, the undersigned officer, personally appeared                      who acknowledged himself to be the                      I of                     , a corporation, and that he, as such                      being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as                     .

In witness whereof I hereunto set my hand and official seal.

Title of Officer

EXHIBIT G-6

EXHIBIT A

Property Description